As filed with the Securities and Exchange Commission on January 13, 2011
Registration No. 333-171195

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CARDICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-328732
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Saginaw Drive
Redwood City, California 94063
(650) 364-9975
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BERNARD HAUSEN, M.D., PH.D.
CHIEF EXECUTIVE OFFICER
Cardica, Inc.
900 Saginaw Drive
Redwood City, California 94063
(650) 364-9975
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
SUZANNE SAWOCHKA HOOPER
Cooley llp
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Each Class of Securities To Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee (3)
Common stock to be sold by certain selling stockholders	6,180,288	$2.46	$15,203,508	$1,085

(1)	Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on December 9, 2010, as reported on the NASDAQ Global Market.

(3)	Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
Explanatory Note: This registration statement includes two prospectuses. The first prospectus relates to the sale of up to 1,249,541 shares of common stock by the selling stockholder named therein and the second prospectus relates to the sale of up to 4,930,747 shares of common stock by the selling stockholder named therein.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 13, 2011
PROSPECTUS
1,249,541 Shares
CARDICA, INC.
Common Stock

     This prospectus relates to the disposition from time to time of up to 1,249,541 shares of our common stock, which are held by Intuitive Surgical Operations, Inc., or the selling stockholder. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.
     The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” on page 24. We will not be paying any underwriting discounts or commissions in this offering.
     The common stock is traded on the NASDAQ Global Market under the symbol “CRDC.” On January 10, 2011, the reported closing price of the common stock was $4.99 per share.

An investment in the shares offered hereby involves a high degree of risk. See “Risk
Factors” beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2011.

ABOUT THIS PROSPECTUS
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.
Cardica, Inc.
     Historically, our business focused on the design, manufacture and marketing of proprietary automated anastomotic systems used by cardiac surgeons to perform coronary bypass surgery. We have re-focused our business on the development of an endoscopic microcutter product line intended for use by general, thoracic, gynecologic, bariatric and urologic surgeons. Unless and until a microcutter product is developed and cleared for marketing in the United States or elsewhere, or we enter into an arrangement with a development and commercialization partner that provides us with development revenue, we will have ongoing costs related to the development of this potential product line without related revenue except for revenue related to a license agreement with Intuitive Surgical Operations, Inc.
     Our C-Port® Distal Anastomosis Systems, or C-Port systems, are sold in the United States and Europe. The C-Port systems are used to perform a distal anastomosis, which is the connection between a bypass graft vessel and the target artery. We also currently sell our PAS-Port® Proximal Anastomosis System, or PAS-Port system, in the United States, Europe and Japan. The PAS-Port system is used to perform a proximal anastomosis, which is the connection of a bypass graft vessel to the aorta or other source of blood. We use independent distributors and manufacturers’ representatives to support a small core direct sales team for our C-Port systems and PAS-Port system in the United States to contain sales costs while continuing to serve our customers and potential customers for our automated anastomosis product line. In addition to our commercialized cardiac surgery products, we are developing the Cardica Microcutter ES8, a multi-fire endolinear microcutter device based on our proprietary “staple-on-a-strip” technology, which would expand our commercial opportunity into additional surgical markets. We have shifted our development efforts to focus on the Cardica Microcutter ES8 and other potential products in this anticipated product line.
     Since our inception, we have incurred significant net losses, and we expect to continue to incur net losses for the foreseeable future. To date, our C-Port and PAS-Port systems have had limited commercial adoption, and sales have not met the levels that we had anticipated. Revenues from product sales and collaborative arrangements were not sufficient to support the operation of our business as we had planned. If revenue does not increase, we may be required to delay, further reduce the scope of or eliminate our commercialization efforts with respect to one or more of our products or one or more of our research and development programs.
     We were incorporated in October 1997 as Vascular Innovations, Inc. and changed our name to Cardica, Inc. in November 2001. Our principal executive offices are located at 900 Saginaw Drive, Redwood City, California 94603, and our telephone number is (650) 364-9975. We are located on the world wide web at cardica.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

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RISK FACTORS
     An investment in our common stock is highly risky. You should carefully consider the following risks, as well as the other information contained or incorporated by reference in this prospectus, before you decide whether to buy our common stock. We believe the risks and uncertainties described below are the most significant risks we face. If any of the following events actually occurs, our business, business prospects, financial condition, cash flow and results of operations would likely be materially and adversely affected. In these circumstances, the trading price of our common stock would likely decline, and you could lose all or part of your investment.
We have identified the following risks and uncertainties that may have a material adverse effect on our business, financial condition or results of operations. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
Risks Related to Our Finances and Capital Requirements
We need to generate higher product sales to become and remain profitable.
     Our ability to become and remain profitable depends upon our ability to generate higher product sales. Our ability to generate significant continuing revenue depends upon a number of factors, including:
•	achievement of broad acceptance for our current products or future products that may be commercialized;
•	achievement of U.S. regulatory clearance or approval for additional products; and
•	successful sales, manufacturing, marketing and distribution of our products.
     Sales of our products and contract activities generated $10.0 million and $0.9 million for the three month periods ended September 30, 2010 and 2009, respectively. For fiscal years 2010, 2009, and 2008, sales of our products and contract activities generated only $4.0 million, $9.9 million and $7.6 million of revenue, respectively. We do not anticipate that we will generate significantly higher product sales for the foreseeable future. Sales of our C-Port and PAS-Port systems have not met the levels that we had anticipated, and to date our systems have had limited commercial adoption. Failure to obtain broader commercial adoption of our systems will continue to negatively impact our financial results and financial position and may require us to delay, further reduce the scope of or eliminate our commercialization efforts with respect to one or more of our products or one or more of our research and development projects.
We require substantial additional capital and may be unable to raise capital, which would force us to delay, reduce or eliminate our research and development programs or commercialization efforts and could cause us to cease operations. We cannot be certain that funds will be available and, if they are not available, we may not be able to continue as a going concern which may result in actions that could adversely impact our stockholders.
     Our development efforts have consumed substantial capital to date. We believe that our existing cash and cash equivalents, together with the cash that we expect to generate from operations and expect to be able to access under a common stock purchase agreement, referred to as the Aspire Purchase Agreement, with Aspire Capital Fund, LLC, or Aspire Capital, that we entered into on December 14, 2010, will be sufficient to meet our anticipated cash needs to enable us to conduct our business substantially as currently conducted through June 30, 2012. We have based our estimate on assumptions that may prove to be wrong, including assumptions with respect to the level of revenue from product sales, and we could exhaust our available financial resources sooner than we currently expect.
     The sufficiency of our current cash resources and our need for additional capital, and the timing thereof, will depend upon numerous factors. These factors include, but are not limited to, the following:

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•	the extent of our ongoing research and development programs and related costs, including costs related to the development of the Cardica Microcutter ES8 and additional potential products in our anticipated microcutter product line;
•	our ability to enter into additional license, development and/or collaboration agreements with respect to our technology, and the terms thereof;
•	market acceptance and adoption of our current products or future products that we may be commercialized;
•	our level of revenues;
•	costs associated with our sales and marketing initiatives and manufacturing activities;
•	costs and timing of obtaining and maintaining FDA and other regulatory clearances and approvals for our products and potential additional products;
•	securing, maintaining and enforcing intellectual property rights and the costs thereof;
•	our ability to access capital under the Aspire Purchase Agreement; and
•	the effects of competing technological and market developments.
     Because we do not anticipate that we will generate sufficient product sales to achieve profitability for the foreseeable future, if at all, we need to raise substantial additional capital to finance our operations in the future. To raise capital, we may seek to sell additional equity or debt securities, obtain a credit facility or enter into product development, license or distribution agreements with third parties or divest one or more of our commercialized products or products in development. The sale of additional equity or convertible debt securities could result in significant dilution to our stockholders, particularly in light of the prices at which our common stock has been recently trading. If additional funds are raised through the issuance of debt securities, these securities could have rights senior to those associated with our common stock and could contain covenants that would restrict our operations. Any product development, licensing, distribution or sale agreements that we enter into may require us to relinquish valuable rights, including with respect to commercialized products or products in development that we would otherwise seek to commercialize or develop ourselves. We may not be able to obtain sufficient additional funding or enter into a strategic transaction in a timely manner. Our need to raise capital may require us to accept terms that may harm our business or be disadvantageous to our current stockholders. If adequate funds are not available or revenues from product sales do not increase, we would be required to further reduce our workforce, delay, reduce the scope of or eliminate our commercialization efforts with respect to one or more of our products or one or more of our research and development programs in advance of June 30, 2012 to ensure that we have sufficient capital to meet our obligations and continue on a path designed to create and preserve stockholder value.
     We have a right to sell to Aspire Capital up to $10.0 million of our common stock at a maximum of 300,000 shares per day under the Aspire Purchase Agreement, based on the trading price of our common stock. The extent to which we rely on Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. The Aspire Purchase Agreement provides that we may not issue and sell more than 4,930,747 shares of our common stock.
     Sufficient additional financing through future public or private financings, strategic alliance and other arrangements or financing sources may not be available on acceptable terms, or at all. Additional equity financings, would likely result in significant dilution or other adverse effects on the rights of existing stockholders. Failure to raise additional capital may result in our ceasing to be publicly traded or ceasing operations.

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The sale of our common stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale of the shares of common stock acquired by Aspire Capital could cause the price of our common stock to decline.
     Under the Aspire Purchase Agreement, we have issued to Aspire Capital 295,567 shares of our common stock, referred to as the Commitment Shares, and may sell to Aspire Capital up to an additional $10.0 million of our common stock. It is anticipated that these additional shares will be sold to Aspire Capital over a period of up to 24 months from the date of this prospectus. The number of shares ultimately offered for sale by Aspire Capital is dependent upon the number of shares that we elect to sell to Aspire Capital under the Aspire Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our common stock to Aspire Capital under the Aspire Purchase Agreement may cause the trading price of our common stock to decline.
     Aspire Capital may ultimately purchase all, some or none of the $10.0 million of our common stock. After Aspire Capital has acquired shares under the Aspire Purchase Agreement, it may sell all, some or none of those shares, together with the Commitment Shares that have been issued to Aspire Capital. Sales by Aspire Capital of shares acquired pursuant to the Aspire Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock to Aspire Capital pursuant to the Aspire Purchase Agreement, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital, and the Aspire Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.
We have a history of net losses, which we expect to continue for the foreseeable future, and we are unable to predict the extent of future losses or when we will become profitable, if at all.
     Except for the three months ended September 30, 2010, in which we recorded net income due to entering into a license agreement with Intuitive Surgical Operations, Inc., we have incurred net losses since our inception in October 1997. As of September 30, 2010, our accumulated deficit was approximately $114.1 million. We expect to incur substantial additional losses until we can achieve significant commercial sales of our products, which depend upon a number of factors, including increased commercial sales of our C-Port and PAS-Port systems in the United States and receipt of regulatory clearance or approval and market adoption of additional proposed products in the United States, including the Cardica Microcutter ES8 in particular. We commenced commercial sales of the C-Port system in Europe in 2004 and in the United States in 2006 and of the PAS-Port system in Europe in 2003, in Japan in 2004 and in the United States in September 2008.
     Our cost of product sales was 95% and 103% of our net product sales for the three month periods ended September 30, 2010 and 2009, respectively. Our cost of product sales was 98% and 79% of our net product sales for fiscal years 2010 and 2009, respectively. We expect high cost of product sales to continue for the foreseeable future. If, over the long term, we are unable to reduce our cost of producing goods and expenses relative to our net revenue, we may not achieve profitability even if we are able to generate significant sales of the C-Port and PAS-Port systems. Our failure to achieve and sustain profitability would negatively impact the market price of our common stock.
Creditors may have rights to our assets that are senior to our stockholders.
     On August 17, 2010, we paid off the remaining $1.4 million principal balance of our note payable to Century Medical, Inc. and, therefore, no longer have any outstanding debt obligations. However, any future arrangements with creditors may allow these creditors to liquidate our assets, which may include our intellectual property rights, if we are in default or breach of our debt obligations for a continued period of time. The proceeds of any sale or liquidation of our assets under these circumstances would be applied first to any of our debt obligations that would have priority over any of our capital stock. After satisfaction of our debt obligations, we may have little or no proceeds left under these circumstances to distribute to the holders of our capital stock.
Our quarterly operating results and stock price may fluctuate significantly.

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     We expect our operating results to be subject to quarterly fluctuations. The revenue we generate, if any, and our operating results will be affected by numerous factors, many of which are beyond our control, including:
•	the extent of our ongoing research and development programs and related costs, including costs related to the development of the Cardica Microcutter ES8 and additional potential products in our anticipated microcutter product line;
•	our ability to enter into additional license, development and/or collaboration agreements with respect to our technology, and the terms thereof;
•	market acceptance and adoption of our current products or future products that we may commercialize;
•	our level of revenues;
•	costs associated with our sales and marketing initiatives and manufacturing activities;
•	costs and timing of obtaining and maintaining FDA and other regulatory clearances and approvals for our products and potential additional products;
•	securing, maintaining and enforcing intellectual property rights and the costs thereof; and
•	the effects of competing technological and market developments.
     Quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially.
Risks Related to Our Business
We are dependent upon the success of our current products to generate revenue in the near term, and we have U.S. regulatory clearance for our C-Port and PAS-Port systems only. We cannot be certain that the C-Port and PAS-Port systems will be successfully commercialized in the United States. If we are unable to successfully commercialize our products in the United States, our ability to generate higher revenue will be significantly delayed or halted, and our business will be harmed.
     We have expended significant time, money and effort in the development of our current commercial products, the C-Port systems and the PAS-Port system. If we are not successful in commercializing our C-Port and PAS-Port systems, we may never generate substantial revenue, our business, financial condition and results of operations would be materially and adversely affected, and we may be forced to cease operations. We commenced sales of our C-Port xA system in December 2006 (after introduction of our original C-Port system in January 2006), our C-Port Flex A in April 2007 and our C-Port X-CHANGE in December 2007. We commenced U.S. sales of our PAS-Port system in September 2008. We anticipate that our ability to increase our revenue significantly will depend on the continued adoption of our current PAS-Port and C-Port systems in the United States and commercialization of additional products, including the Cardica Microcutter ES8 in particular.
We may not be successful in our efforts to expand our product portfolio, and our failure to do so could cause our business and prospects to suffer.
     We intend to use our knowledge and expertise in anastomotic technologies to discover, develop and commercialize new applications in additional markets. In particular, we are developing the Cardica Microcutter ES8, an endoscopic microcutter intended for use by general, thoracic, gynecologic, bariatric and urologic surgeons, and other potential products in our anticipated microcutter product line. We have not yet commenced human testing of this device. Significant additional research and development and financial resources will be required to develop the Cardica Microcutter ES8 into a commercially viable product and to obtain necessary regulatory approvals to commercialize the device. We cannot assure you that our development efforts will be successful or that they will be completed within our publicly stated anticipated timelines, and we may never be successful in developing a viable product for the markets intended to be addressed by the Cardica Microcutter ES8 or other potential microcutter

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products. Our failure to successfully develop the Cardica Microcutter ES8 and/or other microcutter products would have a material adverse effect on our business, growth prospects and ability to raise additional capital.
Our products may never gain any significant degree of market acceptance, and a lack of market acceptance would have a material adverse effect on our business.
     To date, our anastomoses products have not gained, and we cannot assure you that our anastomoses products or any other products that we may develop will gain, any significant degree of market acceptance among physicians or patients. We believe that recommendations by physicians will be essential for market acceptance of our products; however, we cannot assure you that significant recommendations will be obtained. Physicians will not recommend our products unless they conclude, based on clinical data and other factors, that the products represent a safe and acceptable alternative to other available options. In particular, physicians may elect not to recommend using our anastomoses products in surgical procedures until such time, if ever, as we successfully demonstrate with long-term data that our products result in patency rates comparable to or better than those achieved with hand-sewn anastomoses, and we resolve any technical limitations that may arise.
     Assuming that we receive FDA clearance for one or more of our microcutter products, a number of factors will influence our ability to gain clinical adoption. In many surgical specialties, the use of laparoscopic and open surgical stapling devices is routine in clinical practice and an accepted standard of care. Two large companies, Johnson & Johnson and Covidien, dominate the market for surgical stapling devices. For our products to be clinically adopted, they must show benefits that are significant enough for surgeons to communicate their preference and to overcome any constraints on their hospitals’ ability to purchase competing products, such as purchasing contracts, to buy one of our stapling products to replace a competing device. In addition to this obstacle, our microcutter products must demonstrate the degree of reliability that surgeons have experienced with products that they have been using for years. Market acceptance of our products also depends on our ability to demonstrate consistent quality and safety of our products. Our anticipated initial lack of human clinical data with respect to the use of any microcutter products that we may commercialize is likely to negatively impact the rate and extent of clinical adoption of the products. Any future recalls may impact physicians’ and hospitals’ perception of our products.
     Widespread use of our products will require the training of numerous physicians, and the time required to complete training could result in a delay or dampening of market acceptance. Even if the safety and efficacy of our products is established, physicians may elect not to use our products for a number of reasons beyond our control, including inadequate or no reimbursement from health care payors, physicians’ reluctance to use products that have not been proven through time in the market, the introduction of competing devices by our competitors and pricing for our products. Failure of our products to achieve any significant market acceptance would have a material adverse effect on our business, financial condition and results of operations.
Our PAS-Port and C-Port systems and future products may face future development and regulatory difficulties.
     Even though the current generations of the C-Port and PAS-Port systems have received U.S. regulatory clearance, the FDA may still impose significant restrictions on the indicated uses or marketing of these products or ongoing requirements for potentially costly post-clearance studies. Any of our future products, including the Cardica Microcutter ES8 and any future generations of the C-Port systems, may not obtain regulatory clearances or approvals required for marketing or may face these types of restrictions or requirements, particularly as the FDA is in the process of revising its 510(k) clearance system to, in certain cases, require human clinical data and to prohibit the combination of multiple predicate devices as the basis for a 510(k). The process of obtaining regulatory clearances or approvals to market a medical device, particularly from the FDA, can be costly and time consuming, and there can be no assurance that such clearances or approvals will be granted on a timely basis, if at all. The FDA permits commercial distribution of most new medical devices only after the device has received 510(k) clearance or is the subject of an approved pre-market approval application, or PMA. The FDA will clear the marketing of a medical device through the 510(k) process if it is demonstrated that the new product has the same intended use, is substantially equivalent to another legally marketed device, including a 510(k)-cleared product, and otherwise meets the FDA’s requirements. We intend to seek 510(k) clearance for the Cardica Microcutter ES8. The PMA approval process is more costly, lengthy and uncertain than the 510(k) clearance process and requires the development and submission of clinical studies supporting the safety and effectiveness of the device. Product modifications may also require the submission of a new 510(k) clearance or the approval of a PMA before the modified product can be

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marketed. Any products that we develop that require regulatory clearance or approval, including the Cardica Microcutter ES8, may not be approved on the timelines that we currently anticipate, if approved at all. We cannot assure that any new products or any product enhancements that we develop will be subject to the shorter 510(k) clearance process instead of the more lengthy PMA requirements. Regulatory agencies subject a product, its manufacturer and the manufacturer’s facilities to continual review, regulation and periodic inspections. If a regulatory agency discovers previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, our collaborators or us, including requiring withdrawal of the product from the market. Our products will also be subject to ongoing FDA requirements for the labeling, packaging, storage, advertising, promotion, record-keeping and submission of safety and other post-market information on the product. If our products fail to comply with applicable regulatory requirements, a regulatory agency may impose any of the following sanctions:
•	warning letters, fines, injunctions, consent decrees and civil penalties;
•	customer notifications, repair, replacement, refunds, recall or seizure of our products;
•	operating restrictions, partial suspension or total shutdown of production;
•	delay in processing marketing applications for new products or modifications to existing products;
•	withdrawing approvals that have already been granted; and
•	criminal prosecution.
     To market any products internationally, we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FDA clearance or approval. The regulatory approval process in other countries may include all of the risks detailed above regarding FDA clearance or approval in the United States. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others. Failure to obtain regulatory approval in other countries or any delay or setback in obtaining such approval could have the same adverse effects detailed above regarding FDA clearance or approval in the United States, including the risk that our products may not be approved for use under all of the circumstances requested, which could limit the uses of our products and adversely impact potential product sales, and that such clearance or approval may require costly, post-marketing follow-up studies. If we fail to comply with applicable foreign regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.
If we do not achieve our projected development goals in the time frames we announce and expect, the commercialization of our product candidates may be delayed and, as a result, our stock price may decline.
     From time to time, we may estimate and publicly announce the timing anticipated for the accomplishment of various clinical, regulatory and other product development goals, which we sometimes refer to as milestones. These milestones may include an Investigational Device Exemption application to commence our enrollment of patients in our clinical trials, the release of data from our clinical trials, receipt of clearances or approvals from regulatory authorities, other clinical and regulatory events or the launch of new products. These estimates are based on a variety of assumptions. The actual timing of these milestones can vary dramatically compared to our estimates, in some cases for reasons beyond our control. If we do not meet these milestones as publicly announced, the commercialization of our products may be delayed and, as a result, our stock price may decline.
Our manufacturing facilities, and those of our suppliers, must comply with applicable regulatory requirements. Failure of our manufacturing facilities to comply with quality requirements would harm our business and our results of operations.

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     Our manufacturing facilities and processes are subject to periodic inspections and audits by various U.S. federal, U.S. state and foreign regulatory agencies. For example, our facilities have been inspected by State of California regulatory authorities pursuant to granting a California Device Manufacturing License and by the FDA. Additionally, to market products in Europe, we are required to maintain ISO 13485:2003 certification and are subject to periodic surveillance audits. We are currently ISO 13485:2003 certified; however, our failure to maintain necessary regulatory approvals for our manufacturing facilities could prevent us from manufacturing and selling our products.
     Additionally, our manufacturing processes and, in some cases, those of our suppliers are required to comply with FDA’s Quality System Regulation, or QSR, which covers the procedures and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of our products, including the PAS-Port and C-Port systems. We are also subject to similar state requirements and licenses. In addition, we must engage in extensive record keeping and reporting and must make available our manufacturing facilities and records for periodic inspections by governmental agencies, including FDA, state authorities and comparable agencies in other countries. If we fail a QSR inspection, our operations could be disrupted and our manufacturing interrupted. Failure to take adequate corrective action in response to an adverse QSR inspection could result in, among other things, a shut-down of our manufacturing operations, significant fines, suspension of product distribution or other operating restrictions, seizures or recalls of our devices and criminal prosecutions, any of which would cause our business to suffer. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with applicable regulatory requirements, which may result in manufacturing delays for our products and cause our revenue to decline.
     We may also be required to recall our products due to manufacturing supply defects. If we issue recalls of our products in the future, our revenue and business could be harmed.
If we are unable to establish sales and marketing capabilities or enter into and maintain arrangements with third parties to market and sell our products, our business may be harmed.
     We have limited experience as a company in the sale, marketing and distribution of our products. Century Medical is responsible for marketing and commercialization of the PAS-Port system in Japan. To promote our current and future products in the United States and Europe, we must develop our sales, marketing and distribution capabilities or make arrangements with third parties to perform these services. Competition for qualified sales personnel is intense. Developing a sales force is expensive and time consuming and could delay any product launch. We may be unable to establish and manage an effective sales force in a timely or cost-effective manner, if at all, and any sales force we do establish may not be capable of generating sufficient demand for our products. We have entered into arrangements with third parties to perform sales and marketing services, which may result in lower product sales than if we directly marketed and sold our products. We expect to rely on third-party distributors for substantially all of our international sales. If we are unable to establish adequate sales and marketing capabilities, independently or with others, we may not be able to generate significant revenue and may not become profitable. For our microcutter products, we will have to compete for sales and acceptance of our products against two large companies, Johnson & Johnson and Covidien, with large sales forces and dominant market positions.
Lack of third-party coverage and reimbursement for our products could delay or limit their adoption.
     We may experience limited sales growth resulting from limitations on reimbursements made to purchasers of our products by third-party payors, and we cannot assure you that our sales will not be impeded and our business harmed if third-party payors fail to provide reimbursement that hospitals view as adequate.
     In the United States, our products will be purchased primarily by medical institutions, which then bill various third-party payors, such as the Centers for Medicare & Medicaid Services, or CMS, which administer the Medicare program, and other government programs and private insurance plans, for the health care services provided to their patients. The process involved in applying for coverage and incremental reimbursement from CMS is lengthy and expensive. Under current CMS reimbursement policies, CMS offers a process to obtain add-on payment for a new medical technology when the existing Diagnosis-Related Group, or DRG, prospective payment rate is inadequate. To obtain add-on payment, a technology must be considered “new,” demonstrate substantial improvement in care and exceed certain payment thresholds. Add-on payments are made for no less than two years and no more than three years. We must demonstrate the safety and effectiveness of our technology to the FDA in addition to CMS

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requirements before add-on payments can be made. Further, Medicare coverage is based on our ability to demonstrate the treatment is “reasonable and necessary” for Medicare beneficiaries. In November 2006, CMS denied our request for an add-on payment with respect to our C-Port systems. According to CMS, we met the “new” criteria and exceeded the payment threshold but did not in their view demonstrate substantial improvement in care. Even if our products receive FDA and other regulatory clearance or approval, they may not be granted coverage and reimbursement in the foreseeable future, if at all. Moreover, many private payors look to CMS in setting their reimbursement policies and amounts. If CMS or other agencies limit coverage or decrease or limit reimbursement payments for doctors and hospitals, this may affect coverage and reimbursement determinations by many private payors.
     We cannot assure you that CMS will provide coverage and reimbursement for our products. If a medical device does not receive incremental reimbursement from CMS, then a medical institution would have to absorb the cost of our products as part of the cost of the procedure in which the products are used. Acute care hospitals are now generally reimbursed by CMS for inpatient operating costs under a Medicare hospital inpatient prospective payment system. Under the Medicare hospital inpatient prospective payment system, acute care hospitals receive a fixed payment amount for each covered hospitalized patient based upon the DRG to which the inpatient stay is assigned, regardless of the actual cost of the services provided. At this time, we do not know the extent to which medical institutions would consider insurers’ payment levels adequate to cover the cost of our products. Failure by hospitals and physicians to receive an amount that they consider to be adequate reimbursement for procedures in which our products are used could deter them from purchasing our products and limit our revenue growth. In addition, pre-determined DRG payments may decline over time, which could deter medical institutions from purchasing our products. If medical institutions are unable to justify the costs of our products, they may refuse to purchase them, which would significantly harm our business.
We have limited data regarding the safety and efficacy of the PAS-Port and C-Port systems. Any data that is generated in the future may not be positive or consistent with our existing data, which would affect market acceptance and the rate at which our devices are adopted.
     The C-Port and PAS-Port systems are innovative products, and our success depends upon their acceptance by the medical community as safe and effective. An important factor upon which the efficacy of the C-Port and PAS-Port systems will be measured is long-term data regarding the duration of patency, or openness, of the artery or the graft vessel. Equally important will be physicians’ perceptions of the safety of our products. Our technology is relatively new in cardiac bypass surgery, and the results of short-term clinical experience of the C-Port and PAS-Port systems do not necessarily predict long-term clinical benefit. We believe that physicians will compare long-term patency for the C-Port and PAS-Port devices against alternative procedures, such as hand-sewn anastomoses. If the long-term rates of patency do not meet physicians’ expectations, or if physicians find our devices unsafe, the C-Port and PAS-Port systems may not become widely adopted and physicians may recommend alternative treatments for their patients. In addition, we have recently commenced U.S. commercialization of our C-Port and PAS-Port systems. Any adverse experiences of physicians using the C-Port and PAS-Port systems, or adverse outcomes to patients, may deter physicians from using our products and negatively impact product adoption.
     Our C-Port and PAS-Port systems were designed for use with venous grafts. Additionally, while our indications for use of the C-Port system cleared by the FDA refer broadly to grafts, we have studied the use of the C-Port systems only with venous grafts and not with arterial grafts. Using the C-Port systems with arterial grafts may not yield patency rates or material adverse cardiac event rates comparable to those found in our clinical trials using venous grafts, which could negatively affect market acceptance of our C-Port systems. In addition, the clips and staples deployed by our products are made of 316L medical-grade stainless steel, to which some patients are allergic. These allergies, especially if unknown or not previously diagnosed, may result in adverse reactions that negatively affect the patency of the anastomoses or the healing of the implants and may therefore adversely affect outcomes, particularly when compared to anastomoses performed with other materials, such as sutures. Additionally, in the event a surgeon, during the course of surgery, determines that it is necessary to convert to a hand-sewn anastomosis and to remove an anastomosis created by one of our products, the removal of the implants may result in more damage to the target vessel (such as the aorta or coronary artery) than would typically be encountered during removal of a hand-sewn anastomosis. Moreover, the removal may damage the target vessel to an extent that could further complicate construction of a replacement hand-sewn or automated anastomosis, which could be detrimental to patient outcome. These or other issues, if experienced, could limit physician adoption of our products.

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     Even if the data collected from future clinical studies or clinical experience indicates positive results, each physician’s actual experience with our devices outside the clinical study setting may vary. Clinical studies conducted with the C-Port and PAS-Port systems have involved procedures performed by physicians who are technically proficient, high-volume users of the C-Port and PAS-Port systems. Consequently, both short- and long-term results reported in these studies may be significantly more favorable than typical results of practicing physicians, which could negatively impact rates of adoption of the C-Port and PAS-Port systems.
Any clinical trials that we may conduct may not begin on time, or at all, and may not be completed on schedule, or at all.
     The commencement or completion of any of our clinical trials may be delayed or halted for numerous reasons, including, but not limited to, the following:
•	the FDA or other regulatory authorities suspend or place on hold a clinical trial, or do not approve a clinical trial protocol or a clinical trial;
•	the data and safety monitoring committee of a clinical trial recommends that a trial be placed on hold or suspended;
•	patients do not enroll in clinical trials at the rate we expect;
•	patients are not followed-up at the rate we expect;
•	clinical trial sites decide not to participate or cease participation in a clinical trial;
•	patients experience adverse side effects or events related to our products;
•	patients die or suffer adverse medical effects during a clinical trial for a variety of reasons, which may not be related to our product candidates, including the advanced stage of their disease and other medical problems;
•	third-party clinical investigators do not perform our clinical trials on our anticipated schedule or consistent with the clinical trial protocol and good clinical practices, or other third-party organizations do not perform data collection and analysis in a timely or accurate manner;
•	regulatory inspections of our clinical trials or manufacturing facilities may, among other things, require us to undertake corrective action or suspend or terminate our clinical trials if investigators find us not to be in compliance with regulatory requirements;
•	third-party suppliers fail to provide us with critical components that conform to design and performance specifications;
•	the failure of our manufacturing processes to produce finished products that conform to design and performance specifications;
•	changes in governmental regulations or administrative actions;
•	the interim results of the clinical trial are inconclusive or negative;
•	pre-clinical or clinical data is interpreted by third parties in different ways; or
•	our trial design, although approved, is inadequate to demonstrate safety and/or efficacy.
     Clinical trials sometimes experience delays related to outcomes experienced during the course of the trials. For example, in our PAS-Port pivotal trial, we had an administrative hold of the trial related to an adverse event, which

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lasted approximately 72 hours while the adverse event was investigated. The data safety monitoring board subsequently concluded that there was no clear evidence that our device had caused the adverse event, and enrollment continued. While this event was resolved in a timely manner and did not result in any material delay in the trial, future similar or other types of events could lead to more significant delays or other effects in future trials.
     Clinical trials may require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Patient enrollment in clinical trials and completion of patient follow-up in clinical trials depend on many factors, including the size of the patient population, the nature of the trial protocol, the proximity of patients to clinical sites and the eligibility criteria for the study and patient compliance. For example, patients may be discouraged from enrolling in our clinical trials if the trial protocol requires them to undergo extensive post-treatment procedures to assess the safety and effectiveness of our product candidates, or they may be persuaded to participate in contemporaneous trials of competitive products. Delays in patient enrollment or failure of patients to continue to participate in a study may cause an increase in costs and delays or result in the failure of the trial.
     Our clinical trial costs will increase if we have material delays in our clinical trials or if we need to perform more or larger clinical trials than planned. Adverse events during a clinical trial could cause us to repeat a trial, terminate a trial or cancel an entire program.
If the third parties on whom we rely to conduct our clinical trials do not perform as contractually required or expected, we may not be able to obtain regulatory approval for or commercialize our product candidates.
     We do not have the ability to independently conduct clinical trials for our product candidates, and we must rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories, to conduct our clinical trials. In addition, we rely on third parties to assist with our pre-clinical development of product candidates. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their control, such as changes in regulations, delays in enrollment, and the like. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if these third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates on a timely basis, if at all.
Because one customer accounts for a substantial portion of our product sales, the loss of this significant customer would cause a substantial decline in our revenue.
     We derive a substantial portion of our revenue from sales to Century Medical, our distributor in Japan. The loss of Century Medical as a customer would cause a decrease in revenue and, consequently, an increase in net loss. For the three month periods ended September 30, 2010 and 2009, sales to Century Medical accounted for approximately 22% and 30%, respectively, of our total product sales. For fiscal years 2010 and 2009 sales to Century Medical accounted for approximately 23% and 15%, respectively, of our total product sales. We expect that Century Medical will continue to account for a substantial portion of our sales in the near term. As a result, if we lose Century Medical as a customer, our revenue and net loss would be adversely affected. In addition, other customers that have accounted for significant revenue in the past may not generate revenue in any future period. The failure to obtain new significant customers or additional orders from existing customers will materially affect our operating results.
If our competitors have products that are approved in advance of ours, marketed more effectively or demonstrated to be more effective than ours, our commercial opportunity will be reduced or eliminated and our business will be harmed.
     The market for anastomotic solutions and cardiac bypass products is competitive. Competitors include a variety of public and private companies that currently offer or are developing cardiac surgery products generally and automated anastomotic systems specifically that would compete directly with ours.

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     We believe that the primary competitive factors in the market for medical devices used in the treatment of coronary artery disease include:
•	improved patient outcomes;
•	access to and acceptance by leading physicians;
•	product quality and reliability;
•	ease of use;
•	device cost-effectiveness;
•	training and support;
•	novelty;
•	physician relationships; and
•	sales and marketing capabilities.
     We may be unable to compete successfully on the basis of any one or more of these factors, which could have a material adverse affect on our business, financial condition and results of operations.
     A number of different technologies exist or are under development for performing anastomoses, including sutures, mechanical anastomotic devices, suture-based anastomotic devices and shunting devices. Currently, substantially all anastomoses are performed with sutures and, for the foreseeable future we believe that sutures will continue to be the principal alternative to our anastomotic products. Sutures are far less expensive than our automated anastomotic products, and other anastomotic devices may be less expensive than our own. Surgeons, who have been using sutures for their entire careers, may be reluctant to consider alternative technologies, despite potential advantages. Any resistance to change among practitioners could delay or hinder market acceptance of our products, which would have a material adverse effect on our business.
     Cardiovascular diseases may also be treated by other methods that do not require anastomoses, including, interventional techniques such as balloon angioplasty with or without the use of stents, pharmaceuticals, atherectomy catheters and lasers. Several of these alternative treatments are widely accepted in the medical community and have a long history of use. In addition, technological advances with other therapies for cardiovascular disease, such as drugs, or future innovations in cardiac surgery techniques could make other methods of treating these diseases more effective or lower cost than bypass procedures. For example, the number of bypass procedures in the United States and other major markets has declined in recent years and is expected to decline in the years ahead because competing treatments are, in many cases, far less invasive and provide acceptable clinical outcomes. Many companies working on treatments that do not require anastomoses may have significantly greater financial, manufacturing, marketing, distribution and technical resources and experience than we have. Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, pre-clinical testing, clinical trials, obtaining regulatory clearance or approval and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Our competitors may succeed in developing technologies and therapies that are more effective, better tolerated or less costly than any that we are developing or that would render our product candidates obsolete and noncompetitive. Our competitors may succeed in obtaining clearance or approval from the FDA and foreign regulatory authorities for their products sooner than we do for ours. We will also face competition from these third parties in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient enrollment for clinical trials and in acquiring and in-licensing technologies and products complementary to our programs or advantageous to our business.
     The Cardica Microcutter ES8, if it receives FDA clearance and is successfully launched, would compete in the market for laparoscopic stapling and cutting devices in the United States. We believe the principal competitive

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factors in the market for laparascopic staplers include:
•	reduced product size;
•	ease of use;
•	product quality and reliability;
•	multi-fire capability;
•	device cost-effectiveness;
•	degree of articulation;
•	physician relationships; and
•	sales and marketing capabilities.
     Two large competitors, Ethicon Endo-Surgery, part of Johnson & Johnson, and Covidien currently control over 80% of this market. Other large competitors in the laparoscopic device market include Stryker Endoscopy and Olympus which acquired another competitor, Gyrus Medical. Ethicon Endo-Surgery and Covidien, which recently acquired a small competitor, Power Medical, each have large direct sales forces in the U.S. and have been the largest participants in the market for single use disposable laparoscopic stapling devices for many years. Competing against large established competitors with significant resources may make establishing a market for our products difficult.
We are dependent upon a number of key suppliers, including single source suppliers, the loss of which would materially harm our business.
     We use or rely upon sole source suppliers for certain components and services used in manufacturing our products, and we utilize materials and components supplied by third parties with which we do not have any long-term contracts. In recent years, many suppliers have ceased supplying materials for use in implantable medical devices. We cannot assure you that materials required by us will not be restricted or that we will be able to obtain sufficient quantities of such materials or services in the future. Moreover, the continued use by us of materials manufactured by third parties could subject us to liability exposure. Because we do not have long-term contracts, none of our suppliers is required to provide us with any guaranteed minimum production levels.
     We cannot quickly replace suppliers or establish additional new suppliers for some of our components, particularly due to both the complex nature of the manufacturing process used by our suppliers and the time and effort that may be required to obtain FDA clearance or approval or other regulatory approval to use materials from alternative suppliers. Any significant supply interruption or capacity constraints affecting our facilities or those of our suppliers would have a material adverse effect on our ability to manufacture our products and, therefore, a material adverse effect on our business, financial condition and results of operations.
We have limited manufacturing experience and may encounter difficulties in increasing production to provide an adequate supply to customers.
     To date, our manufacturing activities have consisted primarily of producing moderate quantities of our marketed products for commercial sales in Japan, Europe and the United States. Production in increased commercial quantities will require us to expand our manufacturing capabilities and to hire and train additional personnel. We may encounter difficulties in increasing our manufacturing capacity and in manufacturing larger commercial quantities, including:
•	maintaining product yields;
•	maintaining quality control and assurance;

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•	providing component and service availability;
•	maintaining adequate control policies and procedures; and
•	hiring and retaining qualified personnel.
     Difficulties encountered in increasing our manufacturing could have a material adverse effect on our business, financial condition and results of operations.
     The manufacture of our products is a complex and costly operation involving a number of separate processes and components. Shipment delays may negatively impact physicians’ and hospitals’ perception of our products and have a material adverse impact on our results of operations.
     In addition, the current unit costs for our products, based on limited manufacturing volumes, are very high, and it will be necessary to achieve economies of scale to become profitable. Certain of our manufacturing processes are labor intensive, and achieving significant cost reductions will depend in part upon reducing the time required to complete these processes. We cannot assure you that we will be able to achieve cost reductions in the manufacture of our products and, without these cost reductions, our business may never achieve profitability.
     We have considered, and will continue to consider as appropriate, manufacturing in-house certain components currently provided by third parties, as well as implementing new production processes. Manufacturing yields or costs may be adversely affected by the transition to in-house production or to new production processes, when and if these efforts are undertaken, which would materially and adversely affect our business, financial condition and results of operations.
If we fail to retain key personnel, including our executive management team, we may be unable to successfully develop or commercialize our products.
     Our business and future operating results depend significantly on the continued contributions of our key technical personnel and senior management, including those of our co-founder, CEO and President, Bernard Hausen, M.D., Ph.D. These services and individuals would be difficult or impossible to replace and none of these individuals is subject to a post-employment non-competition agreement. While we are subject to certain severance obligations to Dr. Hausen, either he or we may terminate his employment at any time and for any lawful reason or for no reason. Additionally, although we have key-person life insurance in the amount of $3.0 million on the life of Dr. Hausen, we cannot assure you that this amount would fully compensate us for the loss of Dr. Hausen’s services. The loss of key employees, the failure of any key employee to perform or our inability to attract and retain skilled employees, as needed, could materially adversely affect our business, financial condition and results of operations.
     As of November 30, 2010, we had 39 employees. Our business and future operating results depend significantly on our ability to attract and retain qualified management, manufacturing, technical, marketing, sales and support personnel for our operations. Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel. We will need to maintain an appropriate level of managerial, operational, financial and other resources to manage and fund our operations and clinical trials, continue our research and development activities and commercialize our products, and we expect our recent reductions in force will impair our ability to maintain or increase our product sales. It is possible that our management and scientific personnel, systems and facilities currently in place may not be adequate to maintain future operating activities, and we may be required to effect additional reductions in force.
We may in the future be a party to patent litigation and administrative proceedings that could be costly and could interfere with our ability to sell our products.
     The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights, and companies in the industry have used intellectual property litigation to gain a competitive advantage. We may become a party to patent infringement claims and litigation or interference

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proceedings declared by the U.S. Patent and Trademark Office to determine the priority of inventions. The defense and prosecution of these matters are both costly and time consuming. Additionally, we may need to commence proceedings against others to enforce our patents, to protect our trade secrets or know-how or to determine the enforceability, scope and validity of the proprietary rights of others. These proceedings would result in substantial expense to us and significant diversion of effort by our technical and management personnel.
     We are aware of patents issued to third parties that contain subject matter related to our technology. We cannot assure you that these or other third parties will not assert that our products and systems infringe the claims in their patents or seek to expand their patent claims to cover aspects of our products and systems. An adverse determination in litigation or interference proceedings to which we may become a party could subject us to significant liabilities or require us to seek licenses. In addition, if we are found to willfully infringe third-party patents, we could be required to pay treble damages in addition to other penalties. Although patent and intellectual property disputes in the medical device area have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include ongoing royalties. We may be unable to obtain necessary licenses on satisfactory terms, if at all. If we do not obtain necessary licenses, we may be required to redesign our products to avoid infringement, and it may not be possible to do so effectively. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling the C-Port or PAS-Port systems or any other product we may develop, which would have a significant adverse impact on our business.
Intellectual property rights may not provide adequate protection, which may permit third parties to compete against us more effectively.
     We rely upon patents, trade secret laws and confidentiality agreements to protect our technology and products. Our pending patent applications may not issue as patents or, if issued, may not issue in a form that will be advantageous to us. Any patents we have obtained or will obtain in the future might be invalidated or circumvented by third parties. If any challenges are successful, competitors might be able to market products and use manufacturing processes that are substantially similar to ours. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by consultants, vendors or former or current employees, despite the existence generally of confidentiality agreements and other contractual restrictions. Monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property will be adequate. In addition, the laws of many foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. To the extent that our intellectual property protection is inadequate, we are exposed to a greater risk of direct competition. In addition, competitors could purchase any of our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts or design around our protected technology. If our intellectual property is not adequately protected against competitors’ products and methods, our competitive position could be adversely affected, as could our business.
     We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. We require our employees, consultants and advisors to execute appropriate confidentiality and assignment-of-inventions agreements with us. These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties except in specific circumstances and that all inventions arising out of the individual’s relationship with us shall be our exclusive property. These agreements may be breached, and in some instances, we may not have an appropriate remedy available for breach of the agreements. Furthermore, our competitors may independently develop substantially equivalent proprietary information and techniques, reverse engineer our information and techniques, or otherwise gain access to our proprietary technology.
Our products face the risk of technological obsolescence, which, if realized, could have a material adverse effect on our business.
     The medical device industry is characterized by rapid and significant technological change. There can be no assurance that third parties will not succeed in developing or marketing technologies and products that are more

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effective than ours or that would render our technology and products obsolete or noncompetitive. Additionally, new, less invasive surgical procedures and medications could be developed that replace or reduce the importance of current procedures that use our products. Accordingly, our success will depend in part upon our ability to respond quickly to medical and technological changes through the development and introduction of new products. The relative speed with which we can develop products, complete clinical testing and regulatory clearance or approval processes, train physicians in the use of our products, gain reimbursement acceptance, and supply commercial quantities of products to the market are expected to be important competitive factors. Product development involves a high degree of risk, and we cannot assure you that our new product development efforts will result in any commercially successful products. We have experienced delays in completing the development and commercialization of our planned products, and there can be no assurance that these delays will not continue or recur in the future. Any delays could result in a loss of market acceptance and market share.
We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws and regulations and, if we are unable to fully comply with such laws, could face substantial penalties.
     Our operations may be directly or indirectly affected by various broad state and federal healthcare fraud and abuse laws, including the federal healthcare program Anti-Kickback Statute, which prohibits any person from knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, to induce or reward either the referral of an individual, or the furnishing or arranging for an item or service, for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs. Foreign sales of our products are also subject to similar fraud and abuse laws, including application of the U.S. Foreign Corrupt Practices Act. If our operations, including any consulting arrangements we may enter into with physicians who use our products, are found to be in violation of these laws, we or our officers may be subject to civil or criminal penalties, including large monetary penalties, damages, fines, imprisonment and exclusion from Medicare and Medicaid program participation. If enforcement action were to occur, our business and financial condition would be harmed.
We could be exposed to significant product liability claims, which could be time consuming and costly to defend, divert management attention, and adversely impact our ability to obtain and maintain insurance coverage. The expense and potential unavailability of insurance coverage for our company or our customers could adversely affect our ability to sell our products, which would adversely affect our business.
     The testing, manufacture, marketing, and sale of our products involve an inherent risk that product liability claims will be asserted against us. Additionally, we are currently training physicians in the United States on the use of our C-Port and PAS-Port systems. During training, patients may be harmed, which could also lead to product liability claims. Product liability claims or other claims related to our products, or their off-label use, regardless of their merits or outcomes, could harm our reputation in the industry, reduce our product sales, lead to significant legal fees, and result in the diversion of management’s attention from managing our business.
     Although we maintain product liability insurance in the amount of $5,000,000, we may not have sufficient insurance coverage to fully cover the costs of any claim or any ultimate damages we might be required to pay. We may not be able to obtain insurance in amounts or scope sufficient to provide us with adequate coverage against all potential liabilities. Any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage. Product liability claims in excess of our insurance coverage would be paid out of cash reserves, harming our financial condition and adversely affecting our operating results.
     Some of our customers and prospective customers may have difficulty in procuring or maintaining liability insurance to cover their operations and use of the C-Port or PAS-Port systems. Medical malpractice carriers are withdrawing coverage in certain states or substantially increasing premiums. If this trend continues or worsens, our customers may discontinue using the C-Port or PAS-Port systems and potential customers may opt against purchasing the C-Port or PAS-Port systems due to the cost or inability to procure insurance coverage.

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We sell our systems internationally and are subject to various risks relating to these international activities, which could adversely affect our revenue.
     To date, a substantial portion of our product sales has been attributable to sales in international markets. By doing business in international markets, we are exposed to risks separate and distinct from those we face in our domestic operations. Our international business may be adversely affected by changing economic conditions in foreign countries. Because most of our sales are currently denominated in U.S. dollars, if the value of the U.S. dollar increases relative to foreign currencies, our products could become more costly to the international customer and, therefore, less competitive in international markets, which could affect our results of operations. Engaging in international business inherently involves a number of other difficulties and risks, including:
•	export restrictions and controls relating to technology;
•	the availability and level of reimbursement within prevailing foreign healthcare payment systems;
•	pricing pressure that we may experience internationally;
•	required compliance with existing and changing foreign regulatory requirements and laws;
•	laws and business practices favoring local companies;
•	longer payment cycles;
•	difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;
•	political and economic instability;
•	potentially adverse tax consequences, tariffs and other trade barriers;
•	international terrorism and anti-American sentiment;
•	difficulties and costs of staffing and managing foreign operations; and
•	difficulties in enforcing intellectual property rights.
     Our exposure to each of these risks may increase our costs, impair our ability to market and sell our products and require significant management attention. We cannot assure you that one or more of these factors will not harm our business.
Our operations are currently conducted at a single location that may be at risk from earthquakes, terror attacks or other disasters.
     We currently conduct all of our manufacturing, development and management activities at a single location in Redwood City, California, near known earthquake fault zones. We have taken precautions to safeguard our facilities, including insurance, health and safety protocols, and off-site storage of computer data. However, any future natural disaster, such as an earthquake, or a terrorist attack, could cause substantial delays in our operations, damage or destroy our equipment or inventory and cause us to incur additional expenses. A disaster could seriously harm our business and results of operations. Our insurance does not cover earthquakes and floods and may not be adequate to cover our losses in any particular case.
If we use hazardous materials in a manner that causes injury, we may be liable for damages.
     Our research and development and manufacturing activities involve the use of hazardous materials. Although we believe that our safety procedures for handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from the use,

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storage, handling or disposal of these materials. We do not carry specific hazardous waste insurance coverage, and our property and casualty and general liability insurance policies specifically exclude coverage for damages and fines arising from hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, we could be held liable for damages or penalized with fines in an amount exceeding our resources, and our clinical trials or regulatory clearances or approvals could be suspended or terminated.
We may be subject to fines, penalties or injunctions if we are determined to be promoting the use of our products for unapproved or “off-label” uses.
     In relation to our products that have received FDA clearance or approval, our promotional materials and training methods regarding physicians will need to comply with FDA and other applicable laws and regulations. If the FDA determines that our promotional materials or training constitutes promotion of an unapproved use, it could request that we modify our training or promotional materials or subject us to regulatory enforcement actions, including the issuance of a warning letter, injunction, seizure, civil fine and/or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged and adoption of our products would be impaired.
Risks Related to Our Common Stock
We may not be able to maintain our listing on The NASDAQ Global Market, which would adversely affect the price and liquidity of our common stock.
     On June 25, 2010, we announced that we received a letter, dated June 21, 2010, from the Listing Qualifications Department of The NASDAQ Stock Market notifying us that we did not comply with the $50.0 million minimum market capitalization for continued listing on The NASDAQ Global Market set forth in NASDAQ Marketplace Rule 5450(b)(2)(A) or the Minimum Market Capitalization Standard. The NASDAQ Marketplace rules provide the Company with a grace period of 180 days, or until December 20, 2010 to regain compliance with the listing standards. On September 16, 2010, we received a letter from the Listing Qualifications Department of The NASDAQ Stock Market notifying us that we had regained compliance with the Minimum Market Capitalization Standard. However, even though we regained compliance with the listing requirements of The NASDAQ Global Market, there is no assurance that in the future we will continue to satisfy such listing requirements, with the result that our common stock may be delisted from that market.
     If our stock is delisted from The NASDAQ Global Market, we may still meet the listing requirements for the NASDAQ Capital Market, including the requirement to have a minimum of $1.0 million in stockholders’ equity. If we are unable to list on The NASDAQ Capital Market, it would likely be more difficult to trade in or obtain accurate quotations as to the market price of our common stock. Delisting of our common stock would materially and adversely affect the market price and market liquidity of our common stock and our ability to raise necessary capital.
The price of our common stock may continue to be volatile, and the value of an investment in our common stock may decline.
     An active and liquid trading market for our common stock may not develop or be sustained. Factors that could cause volatility in the market price of our common stock include, but are not limited to:
•	completion of development of our microcutter products, and the timing thereof;
•	market acceptance and adoption of our products;
•	regulatory clearance or approvals of our products;
•	volume and timing of orders for our products;

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•	changes in earnings estimates, investors’ perceptions, recommendations by securities analysts or our failure to achieve analysts’ earning estimates;
•	quarterly variations in our or our competitors’ results of operations;
•	general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors;
•	the announcement of new products or product enhancements by us or our competitors;
•	announcements related to patents issued to us or our competitors and to litigation; and
•	developments in our industry.
     In addition, the stock prices of many companies in the medical device industry have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. These factors may materially and adversely affect the market price of our common stock.
The ownership of our common stock is highly concentrated, and your interests may conflict with the interests of our existing stockholders.
     Our executive officers and directors and their affiliates, together with other stockholders that own 5% or more of our outstanding common stock, beneficially owned approximately 41% of our outstanding common stock as of November 30, 2010. Accordingly, these stockholders have significant influence over the outcome of corporate actions requiring stockholder approval and continue to have significant influence over our operations. The interests of these stockholders may be different than the interests of other stockholders on these matters. This concentration of ownership could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our common stock.
Evolving regulation of corporate governance and public disclosure will result in additional expenses and continuing uncertainty.
     Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new Securities and Exchange Commission, or SEC, regulations and The Nasdaq Stock Market rules are creating uncertainty for public companies. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional compliance costs we may incur or the timing of such costs. These new or changed laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by courts and regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Maintaining appropriate standards of corporate governance and public disclosure will result in increased general and administrative expenses and a diversion of management time and attention from product-generating and revenue-generating activities to compliance activities. In addition, if we fail to comply with new or changed laws, regulations and standards, regulatory authorities may initiate legal proceedings against us and our business and reputation may be harmed.
Our future operating results may be below securities analysts’ or investors’ expectations, which could cause our stock price to decline.
     The revenue and income potential of our products and our business model are unproven, and we may be unable to generate significant revenue or grow at the rate expected by securities analysts or investors. In addition, our costs may be higher than we, securities analysts or investors expect. If we fail to generate sufficient revenue or our costs are higher than we expect, our results of operations will suffer, which in turn could cause our stock price to decline. Our results of operations will depend upon numerous factors, including:

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•	completion of development of our microcutter products, and the timing thereof;
•	FDA or other regulatory clearance or approval of our products;
•	demand for our products;
•	the performance of third-party contract manufacturers and component suppliers;
•	our ability to develop sales and marketing capabilities;
•	our ability to develop, introduce and market new or enhanced versions of our products on a timely basis; and
•	our ability to obtain and protect proprietary rights.
     Our operating results in any particular period may not be a reliable indication of our future performance. In some future quarters, our operating results may be below the expectations of securities analysts or investors. If this occurs, the price of our common stock will likely decline.
Anti-takeover defenses that we have in place could prevent or frustrate attempts to change our direction or management.
     Provisions of our certificate of incorporation and bylaws and applicable provisions of Delaware law may make it more difficult for or prevent a third party from acquiring control of us without the approval of our board of directors. These provisions:
•	limit who may call a special meeting of stockholders;
•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon at stockholder meetings;
•	prohibit cumulative voting in the election of our directors, which would otherwise permit less than a majority of stockholders to elect directors;
•	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and
•	provide our board of directors with the ability to designate the terms of and issue a new series of preferred stock without stockholder approval.
     In addition, Section 203 of the Delaware General Corporation Law generally prohibits us from engaging in any business combination with certain persons who own 15% or more of our outstanding voting stock or any of our associates or affiliates who at any time in the past three years have owned 15% or more of our outstanding voting stock. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirors at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.
We may become involved in securities class action litigation that could divert management’s attention and harm our business.
     The stock market in general, the Nasdaq Global Market and the market for medical device companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Further, the market prices of securities of medical device companies have been particularly volatile. These broad market and industry factors may materially harm the market

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price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could materially harm our financial condition and results of operations.
We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.
          We have paid no cash dividends on any of our classes of capital stock to date, and we currently intend to retain our future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain to our stockholders for the foreseeable future.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections of this prospectus entitled “Prospectus Summary” and “Risk Factors” and in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including, without limitation, any statements relating to:
•	any projections of earnings, revenue, sufficiency of cash resources or other financial items;
•	the plans and objectives of management for future operations;
•	proposed new products or development, licensing or collaborative arrangements;
•	future economic conditions or performance;
•	our expectations with respect to the clinical development of our product candidates, our clinical trials and the regulatory approval process;
•	the commercialization of our products;
•	our expectations with regard to adoption of our products;
•	total proceeds that we may realize under the Aspire Purchase Agreement; and
•	our expectations regarding our capital requirements, how long our current financial resources will last, and our needs for additional financing.
     In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” in this prospectus and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition. We hereby qualify all of our forward-looking statements by these cautionary statements.
     Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder pursuant to this prospectus.
SELLING STOCKHOLDER
     On August 16, 2010, we issued an aggregate of 1,249,541 shares of common stock in a private placement to the selling stockholder, Intuitive Surgical Operations, Inc., or Intuitive Surgical, for aggregate cash proceeds to us of $3.0 million, all of which was received by us on August 16, 2010. Pursuant to the registration rights agreement related to this private placement, we agreed to file a registration statement, of which this prospectus is a part, with the SEC to register the disposition of the shares of our common stock we issued, and to use our commercially reasonable efforts to keep the registration statement continuously effective until the earlier of (i) the date on which such shares may be resold by Intuitive Surgical (or its permitted transferees to whom registration rights have been assigned) without regard to any volume restrictions under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares we registered on behalf of Intuitive Surgical have been sold pursuant to such registration statement or Rule 144 under the Securities Act or any other rule of similar effect. On August 16, 2010, we also entered into a license agreement with Intuitive Surgical, pursuant to which we granted to Intuitive Surgical a worldwide, sublicenseable, exclusive license to use our intellectual property in the robotics field in diagnostic or therapeutic medical procedures, but excluding vascular anastomosis applications.
     The following table sets forth:
•	the name of the selling stockholder;
•	the number of shares of our common stock owned by the selling stockholder prior to this offering;
•	the percentage (if one percent or more) of common stock owned by the selling stockholder prior to this offering;
•	the number of shares of our common stock being offered pursuant to this prospectus;
•	the number of shares of our common stock to be owned upon completion of this offering, assuming all such shares are sold; and
•	the percentage (if one percent or more) of common stock owned by the selling stockholder after this offering, assuming all such shares are sold.
     This table is prepared based on information supplied to us by the selling stockholder and reflects holdings as of November 30, 2010. As used in this prospectus, the term “selling stockholder” includes the selling stockholder listed below, and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.
     Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended. The percentage of shares beneficially owned prior to the offering is based on 25,384,511 shares of our common stock actually outstanding as of November 30, 2010.

	Shares of Common Stock			Shares of Common Stock
	Beneficially Owned Prior		Number of Shares	Beneficially Owned After
	to Offering		Being Offered	Offering
Security Holder	Number	Percent		Number	Percent
Intuitive Surgical Operations, Inc. (1)	1,249,541	4.9%	1,249,541	0	0%

(1)	Marshall L. Mohr, Senior Vice President and Chief Financial Officer of Intuitive Surgical, has voting and investment power over the shares held by Intuitive Surgical.

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PLAN OF DISTRIBUTION
     We are registering the shares of common stock issued to the selling stockholder to permit the resale of these shares of common stock by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all of our fees and expenses incident to our obligation to register the shares of common stock.
     The selling stockholder and any of its transferees, donees, pledgees or other successors in interest may, from time to time, sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
     Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440 (and any successor); and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.
     In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell

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shares of common stock short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the Commission, the selling stockholder may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholder have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Commission.
     The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling stockholder and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
     The selling stockholder has informed Cardica that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon Cardica being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:
•	the name of each such selling stockholder and of the participating broker-dealer(s),
•	the number of shares involved,
•	the price at which such shares of common stock were sold,
•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and
•	other facts material to the transaction.
In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).
     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold

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unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
     Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We will indemnify the selling stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with a registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.
LEGAL MATTERS
     The validity of the securities being offered hereby will be passed upon by Cooley LLP, Palo Alto, California.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Cardica. The SEC’s Internet site can be found at http://www.sec.gov. We maintain a website at http://www.cardica.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.
     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the information or documents listed below that we have filed with the SEC (Commission File No. 000- 51772):

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•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 filed with the SEC on September 24, 2010;
•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 15, 2010;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 from our definitive proxy statement on Schedule 14A for our 2010 Annual Meeting of Stockholders, filed with the SEC on October 15, 2010;
•	our Current Reports on Form 8-K, filed with the SEC on August 20, 2010 and November 16, 2010; and
•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on February 2, 2006, including any amendments thereto or reports filed for the purposes of updating this description.
     We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
     We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Investor Relations, Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063. Our phone number is (650) 364-9975.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 13, 2011
PROSPECTUS
4,930,747 Shares
CARDICA, INC.
Common Stock

     This prospectus relates to the sale by Aspire Capital Fund, LLC., which we refer to in this prospectus as Aspire Capital or the selling stockholder, of up to 295,567 shares of our common stock issued to Aspire Capital and up to an additional 4,635,180 shares of our common stock that we may issue to Aspire Capital. The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by the selling stockholder. However, we can receive proceeds of up to $10,000,000 from the issuance of up to 4,635,180 shares pursuant to a common stock purchase agreement entered into with Aspire Capital once the registration statement, of which this prospectus is a part, is declared effective.
     Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 and listed on The NASDAQ Global Market under the ticker symbol “CRDC.” On January 10, 2011, the reported closing price of our common stock was $4.99 per share.

An investment in the shares offered hereby involves a high degree of risk. See “Risk Factors”
beginning on page 3 of this prospectus.

     The selling stockholder is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

ABOUT THIS PROSPECTUS
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.
Cardica, Inc.
     Historically, our business focused on the design, manufacture and marketing of proprietary automated anastomotic systems used by cardiac surgeons to perform coronary bypass surgery. We have re-focused our business on the development of an endoscopic microcutter product line intended for use by general, thoracic, gynecologic, bariatric and urologic surgeons. Unless and until a microcutter product is developed and cleared for marketing in the United States or elsewhere, or we enter into an arrangement with a development and commercialization partner that provides us with development revenue, we will have ongoing costs related to the development of this potential product line without related revenue except for revenue related to a license agreement with Intuitive Surgical Operations, Inc.
     Our C-Port® Distal Anastomosis Systems, or C-Port systems, are sold in the United States and Europe. The C-Port systems are used to perform a distal anastomosis, which is the connection between a bypass graft vessel and the target artery. We also currently sell our PAS-Port® Proximal Anastomosis System, or PAS-Port system, in the United States, Europe and Japan. The PAS-Port system is used to perform a proximal anastomosis, which is the connection of a bypass graft vessel to the aorta or other source of blood. We use independent distributors and manufacturers’ representatives to support a small core direct sales team for our C-Port systems and PAS-Port system in the United States to contain sales costs while continuing to serve our customers and potential customers for our automated anastomosis product line. In addition to our commercialized cardiac surgery products, we are developing the Cardica Microcutter ES8, a multi-fire endolinear microcutter device based on our proprietary “staple-on-a-strip” technology, which would expand our commercial opportunity into additional surgical markets. We have shifted our development efforts to focus on the Cardica Microcutter ES8 and other potential products in this anticipated product line.
     Since our inception, we have incurred significant net losses, and we expect to continue to incur net losses for the foreseeable future. To date, our C-Port and PAS-Port systems have had limited commercial adoption, and sales have not met the levels that we had anticipated. Revenues from product sales and collaborative arrangements were not sufficient to support the operation of our business as we had planned. If revenue does not increase, we may be required to delay, further reduce the scope of or eliminate our commercialization efforts with respect to one or more of our products or one or more of our research and development programs.
     We were incorporated in October 1997 as Vascular Innovations, Inc. and changed our name to Cardica, Inc. in November 2001. Our principal executive offices are located at 900 Saginaw Drive, Redwood City, California 94603, and our telephone number is (650) 364-9975. We are located on the world wide web at cardica.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.
The Offering
     On December 14, 2010, we entered into a common stock purchase agreement, referred to as the Purchase Agreement, with Aspire Capital, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10.0 million of our common stock over the term of the Purchase Agreement at purchase prices determined in accordance with the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital 295,567 shares of our common stock as a commitment fee, referred to as the Commitment Shares. Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital, referred to as the Registration Rights Agreement, in which we agreed to file one or more registration statements, including the registration statement of which this prospectus is a part, as permissible and necessary to register under the Securities Act of 1933, as amended, or the Securities Act, the sale by Aspire Capital of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.
     As of November 30, 2010, there were 25,384,511 shares of our common stock outstanding (14,941,659 shares held by non-affiliates) excluding the Commitment Shares and the shares offered by Aspire Capital pursuant to this prospectus that Aspire Capital has not yet purchased from us. If all of such shares of our common stock offered hereby were issued and outstanding as of the date hereof, such shares would represent approximately 16% of the total common stock outstanding or approximately 33% of the non-affiliate shares of common stock outstanding as of the date hereof. The number of shares of our common stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.
     Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering under the Securities Act 4,930,747 shares of our common stock, which includes 295,567 shares of common stock which have been issued to Aspire Capital as the Commitment Shares and 4,635,180 shares of common stock which we may issue to Aspire Capital after this registration statement is declared effective. All 4,930,747 shares of common stock are being offered pursuant to this prospectus.
     After the U.S. Securities and Exchange Commission, or SEC, has declared effective the registration statement of which this prospectus is a part, on any trading day on which the closing sale price of our common stock exceeds $1.00 per share, or the Floor Price, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice, directing Aspire Capital (as principal) to purchase up to (i) 100,000 shares of our common stock per trading day if the closing sale price of our common stock is above $1.00 per share, (ii) 200,000 shares of our common stock per trading day if the closing sale price of our common stock is above $2.25 per share and (iii) 300,000 shares of our common stock per trading day if the closing sale price of our common stock is above $3.50 per share, up to $10.0 million of our common stock in the aggregate at a per share price, or the Purchase Price, calculated by reference to the prevailing market price of our common stock, as more specifically described below. The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our common stock is less than the Floor Price. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

RISK FACTORS
     An investment in our common stock is highly risky. You should carefully consider the following risks, as well as the other information contained or incorporated by reference in this prospectus, before you decide whether to buy our common stock. We believe the risks and uncertainties described below are the most significant risks we face. If any of the following events actually occurs, our business, business prospects, financial condition, cash flow and results of operations would likely be materially and adversely affected. In these circumstances, the trading price of our common stock would likely decline, and you could lose all or part of your investment.
We have identified the following risks and uncertainties that may have a material adverse effect on our business, financial condition or results of operations. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
Risks Related to Our Finances and Capital Requirements
We need to generate higher product sales to become and remain profitable.
     Our ability to become and remain profitable depends upon our ability to generate higher product sales. Our ability to generate significant continuing revenue depends upon a number of factors, including:
•	achievement of broad acceptance for our current products or future products that may be commercialized;

•	achievement of U.S. regulatory clearance or approval for additional products; and

•	successful sales, manufacturing, marketing and distribution of our products.
     Sales of our products and contract activities generated $10.0 million and $0.9 million for the three month periods ended September 30, 2010 and 2009, respectively. For fiscal years 2010, 2009, and 2008, sales of our products and contract activities generated only $4.0 million, $9.9 million and $7.6 million of revenue, respectively. We do not anticipate that we will generate significantly higher product sales for the foreseeable future. Sales of our C-Port and PAS-Port systems have not met the levels that we had anticipated, and to date our systems have had limited commercial adoption. Failure to obtain broader commercial adoption of our systems will continue to negatively impact our financial results and financial position and may require us to delay, further reduce the scope of or eliminate our commercialization efforts with respect to one or more of our products or one or more of our research and development projects.
We require substantial additional capital and may be unable to raise capital, which would force us to delay, reduce or eliminate our research and development programs or commercialization efforts and could cause us to cease operations. We cannot be certain that funds will be available and, if they are not available, we may not be able to continue as a going concern which may result in actions that could adversely impact our stockholders.
     Our development efforts have consumed substantial capital to date. We believe that our existing cash and cash equivalents, together with the cash that we expect to generate from operations and expect to be able to access under the Purchase Agreement, will be sufficient to meet our anticipated cash needs to enable us to conduct our business substantially as currently conducted through June 30, 2012. We have based our estimate on assumptions that may prove to be wrong, including assumptions with respect to the level of revenue from product sales, and we could exhaust our available financial resources sooner than we currently expect.
     The sufficiency of our current cash resources and our need for additional capital, and the timing thereof, will depend upon numerous factors. These factors include, but are not limited to, the following:

•	the extent of our ongoing research and development programs and related costs, including costs related to the development of the Cardica Microcutter ES8 and additional potential products in our anticipated microcutter product line;

•	our ability to enter into additional license, development and/or collaboration agreements with respect to our technology, and the terms thereof;

•	market acceptance and adoption of our current products or future products that we may be commercialized;

•	our level of revenues;

•	costs associated with our sales and marketing initiatives and manufacturing activities;

•	costs and timing of obtaining and maintaining FDA and other regulatory clearances and approvals for our products and potential additional products;

•	securing, maintaining and enforcing intellectual property rights and the costs thereof;

•	our ability to access capital under the Purchase Agreement; and

•	the effects of competing technological and market developments.
     Because we do not anticipate that we will generate sufficient product sales to achieve profitability for the foreseeable future, if at all, we need to raise substantial additional capital to finance our operations in the future. To raise capital, we may seek to sell additional equity or debt securities, obtain a credit facility or enter into product development, license or distribution agreements with third parties or divest one or more of our commercialized products or products in development. The sale of additional equity or convertible debt securities could result in significant dilution to our stockholders, particularly in light of the prices at which our common stock has been recently trading. If additional funds are raised through the issuance of debt securities, these securities could have rights senior to those associated with our common stock and could contain covenants that would restrict our operations. Any product development, licensing, distribution or sale agreements that we enter into may require us to relinquish valuable rights, including with respect to commercialized products or products in development that we would otherwise seek to commercialize or develop ourselves. We may not be able to obtain sufficient additional funding or enter into a strategic transaction in a timely manner. Our need to raise capital may require us to accept terms that may harm our business or be disadvantageous to our current stockholders. If adequate funds are not available or revenues from product sales do not increase, we would be required to further reduce our workforce, delay, reduce the scope of or eliminate our commercialization efforts with respect to one or more of our products or one or more of our research and development programs in advance of June 30, 2012 to ensure that we have sufficient capital to meet our obligations and continue on a path designed to create and preserve stockholder value.
     We have a right to sell to Aspire Capital up to $10.0 million of our common stock at a maximum of 300,000 shares per day under the Purchase Agreement, based on the trading price of our common stock. The extent to which we rely on Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. The Purchase Agreement provides that we may not issue and sell more than 4,930,747 shares of our common stock.
     Sufficient additional financing through future public or private financings, strategic alliance and other arrangements or financing sources may not be available on acceptable terms, or at all. Additional equity financings, would likely result in significant dilution or other adverse effects on the rights of existing stockholders. Failure to raise additional capital may result in our ceasing to be publicly traded or ceasing operations.

The sale of our common stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale of the shares of common stock acquired by Aspire Capital could cause the price of our common stock to decline.
     This prospectus relates to the sale by Aspire Capital of the 295,567 shares of our common stock, referred to as the Commitment Shares, that we have issued to Aspire Capital and up to an additional $10.0 million of our common stock that we may sell to Aspire Capital under the Purchase Agreement. It is anticipated that these additional shares will be sold to Aspire Capital over a period of up to 24 months from the date of this prospectus. The number of shares ultimately offered for sale by Aspire Capital is dependent upon the number of shares that we elect to sell to Aspire Capital under the Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our common stock to Aspire Capital under the Purchase Agreement may cause the trading price of our common stock to decline.
     Aspire Capital may ultimately purchase all, some or none of the $10.0 million of our common stock. After Aspire Capital has acquired shares under the Aspire Purchase Agreement, it may sell all, some or none of those shares, together with the Commitment Shares that have been issued to Aspire Capital. Sales by Aspire Capital of shares acquired pursuant to the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock to Aspire Capital pursuant to the Purchase Agreement, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital, and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.
We have a history of net losses, which we expect to continue for the foreseeable future, and we are unable to predict the extent of future losses or when we will become profitable, if at all.
     Except for the three months ended September 30, 2010, in which we recorded net income due to entering into a license agreement with Intuitive Surgical Operations, Inc., we have incurred net losses since our inception in October 1997. As of September 30, 2010, our accumulated deficit was approximately $114.1 million. We expect to incur substantial additional losses until we can achieve significant commercial sales of our products, which depend upon a number of factors, including increased commercial sales of our C-Port and PAS-Port systems in the United States and receipt of regulatory clearance or approval and market adoption of additional proposed products in the United States, including the Cardica Microcutter ES8 in particular. We commenced commercial sales of the C-Port system in Europe in 2004 and in the United States in 2006 and of the PAS-Port system in Europe in 2003, in Japan in 2004 and in the United States in September 2008.
     Our cost of product sales was 95% and 103% of our net product sales for the three month periods ended September 30, 2010 and 2009, respectively. Our cost of product sales was 98% and 79% of our net product sales for fiscal years 2010 and 2009, respectively. We expect high cost of product sales to continue for the foreseeable future. If, over the long term, we are unable to reduce our cost of producing goods and expenses relative to our net revenue, we may not achieve profitability even if we are able to generate significant sales of the C-Port and PAS-Port systems. Our failure to achieve and sustain profitability would negatively impact the market price of our common stock.
Creditors may have rights to our assets that are senior to our stockholders.
     On August 17, 2010, we paid off the remaining $1.4 million principal balance of our note payable to Century Medical, Inc. and, therefore, no longer have any outstanding debt obligations. However, any future arrangements with creditors may allow these creditors to liquidate our assets, which may include our intellectual property rights, if we are in default or breach of our debt obligations for a continued period of time. The proceeds of any sale or liquidation of our assets under these circumstances would be applied first to any of our debt obligations that would have priority over any of our capital stock. After satisfaction of our debt obligations, we may have little or no proceeds left under these circumstances to distribute to the holders of our capital stock.
Our quarterly operating results and stock price may fluctuate significantly.

     We expect our operating results to be subject to quarterly fluctuations. The revenue we generate, if any, and our operating results will be affected by numerous factors, many of which are beyond our control, including:
•	the extent of our ongoing research and development programs and related costs, including costs related to the development of the Cardica Microcutter ES8 and additional potential products in our anticipated microcutter product line;

•	our ability to enter into additional license, development and/or collaboration agreements with respect to our technology, and the terms thereof;

•	market acceptance and adoption of our current products or future products that we may commercialize;

•	our level of revenues;

•	costs associated with our sales and marketing initiatives and manufacturing activities;

•	costs and timing of obtaining and maintaining FDA and other regulatory clearances and approvals for our products and potential additional products;

•	securing, maintaining and enforcing intellectual property rights and the costs thereof; and

•	the effects of competing technological and market developments.
          Quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially.
Risks Related to Our Business
We are dependent upon the success of our current products to generate revenue in the near term, and we have U.S. regulatory clearance for our C-Port and PAS-Port systems only. We cannot be certain that the C-Port and PAS-Port systems will be successfully commercialized in the United States. If we are unable to successfully commercialize our products in the United States, our ability to generate higher revenue will be significantly delayed or halted, and our business will be harmed.
     We have expended significant time, money and effort in the development of our current commercial products, the C-Port systems and the PAS-Port system. If we are not successful in commercializing our C-Port and PAS-Port systems, we may never generate substantial revenue, our business, financial condition and results of operations would be materially and adversely affected, and we may be forced to cease operations. We commenced sales of our C-Port xA system in December 2006 (after introduction of our original C-Port system in January 2006), our C-Port Flex A in April 2007 and our C-Port X-CHANGE in December 2007. We commenced U.S. sales of our PAS-Port system in September 2008. We anticipate that our ability to increase our revenue significantly will depend on the continued adoption of our current PAS-Port and C-Port systems in the United States and commercialization of additional products, including the Cardica Microcutter ES8 in particular.
We may not be successful in our efforts to expand our product portfolio, and our failure to do so could cause our business and prospects to suffer.
     We intend to use our knowledge and expertise in anastomotic technologies to discover, develop and commercialize new applications in additional markets. In particular, we are developing the Cardica Microcutter ES8, an endoscopic microcutter intended for use by general, thoracic, gynecologic, bariatric and urologic surgeons, and other potential products in our anticipated microcutter product line. We have not yet commenced human testing of this device. Significant additional research and development and financial resources will be required to develop the Cardica Microcutter ES8 into a commercially viable product and to obtain necessary regulatory approvals to commercialize the device. We cannot assure you that our development efforts will be successful or that they will be completed within our publicly stated anticipated timelines, and we may never be successful in developing a viable product for the markets intended to be addressed by the Cardica Microcutter ES8 or other potential microcutter products. Our failure to successfully develop the Cardica Microcutter ES8 and/or other microcutter products would have a material adverse effect on our business, growth prospects and ability to raise additional capital.
Our products may never gain any significant degree of market acceptance, and a lack of market acceptance would have a material adverse effect on our business.
     To date, our anastomoses products have not gained, and we cannot assure you that our anastomoses products or any other products that we may develop will gain, any significant degree of market acceptance among physicians or patients. We believe that recommendations by physicians will be essential for market acceptance of our products; however, we cannot assure you that significant recommendations will be obtained. Physicians will not recommend our products unless they conclude, based on clinical data and other factors, that the products represent a safe and acceptable alternative to other available options. In particular, physicians may elect not to recommend using our anastomoses products in surgical procedures until such time, if ever, as we successfully demonstrate with long-term data that our products result in patency rates comparable to or better than those achieved with hand-sewn anastomoses, and we resolve any technical limitations that may arise.
     Assuming that we receive FDA clearance for one or more of our microcutter products, a number of factors will influence our ability to gain clinical adoption. In many surgical specialties, the use of laparoscopic and open surgical stapling devices is routine in clinical practice and an accepted standard of care. Two large companies, Johnson & Johnson and Covidien, dominate the market for surgical stapling devices. For our products to be clinically adopted, they must show benefits that are significant enough for surgeons to communicate their preference and to overcome any constraints on their hospitals’ ability to purchase competing products, such as purchasing contracts, to buy one of our stapling products to replace a competing device. In addition to this obstacle, our microcutter products must demonstrate the degree of reliability that surgeons have experienced with products that they have been using for years. Market acceptance of our products also depends on our ability to demonstrate consistent quality and safety of our products. Our anticipated initial lack of human clinical data with respect to the use of any microcutter products that we may commercialize is likely to negatively impact the rate and extent of clinical adoption of the products. Any future recalls may impact physicians’ and hospitals’ perception of our products.
     Widespread use of our products will require the training of numerous physicians, and the time required to complete training could result in a delay or dampening of market acceptance. Even if the safety and efficacy of our products is established, physicians may elect not to use our products for a number of reasons beyond our control, including inadequate or no reimbursement from health care payors, physicians’ reluctance to use products that have not been proven through time in the market, the introduction of competing devices by our competitors and pricing for our products. Failure of our products to achieve any significant market acceptance would have a material adverse effect on our business, financial condition and results of operations.
Our PAS-Port and C-Port systems and future products may face future development and regulatory difficulties.
     Even though the current generations of the C-Port and PAS-Port systems have received U.S. regulatory clearance, the FDA may still impose significant restrictions on the indicated uses or marketing of these products or ongoing requirements for potentially costly post-clearance studies. Any of our future products, including the Cardica Microcutter ES8 and any future generations of the C-Port systems, may not obtain regulatory clearances or approvals required for marketing or may face these types of restrictions or requirements, particularly as the FDA is in the process of revising its 510(k) clearance system to, in certain cases, require human clinical data and to prohibit the combination of multiple predicate devices as the basis for a 510(k). The process of obtaining regulatory clearances or approvals to market a medical device, particularly from the FDA, can be costly and time consuming, and there can be no assurance that such clearances or approvals will be granted on a timely basis, if at all. The FDA permits commercial distribution of most new medical devices only after the device has received 510(k) clearance or is the subject of an approved pre-market approval application, or PMA. The FDA will clear the marketing of a medical device through the 510(k) process if it is demonstrated that the new product has the same intended use, is substantially equivalent to another legally marketed device, including a 510(k)-cleared product, and otherwise meets the FDA’s requirements. We intend to seek 510(k) clearance for the Cardica Microcutter ES8. The PMA approval process is more costly, lengthy and uncertain than the 510(k) clearance process and requires the development and submission of clinical studies supporting the safety and effectiveness of the device. Product modifications may also require the submission of a new 510(k) clearance or the approval of a PMA before the modified product can be marketed. Any products that we develop that require regulatory clearance or approval, including the Cardica

Microcutter ES8, may not be approved on the timelines that we currently anticipate, if approved at all. We cannot assure that any new products or any product enhancements that we develop will be subject to the shorter 510(k) clearance process instead of the more lengthy PMA requirements. Regulatory agencies subject a product, its manufacturer and the manufacturer’s facilities to continual review, regulation and periodic inspections. If a regulatory agency discovers previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, our collaborators or us, including requiring withdrawal of the product from the market. Our products will also be subject to ongoing FDA requirements for the labeling, packaging, storage, advertising, promotion, record-keeping and submission of safety and other post-market information on the product. If our products fail to comply with applicable regulatory requirements, a regulatory agency may impose any of the following sanctions:
•	warning letters, fines, injunctions, consent decrees and civil penalties;

•	customer notifications, repair, replacement, refunds, recall or seizure of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	delay in processing marketing applications for new products or modifications to existing products;

•	withdrawing approvals that have already been granted; and

•	criminal prosecution.
     To market any products internationally, we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FDA clearance or approval. The regulatory approval process in other countries may include all of the risks detailed above regarding FDA clearance or approval in the United States. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others. Failure to obtain regulatory approval in other countries or any delay or setback in obtaining such approval could have the same adverse effects detailed above regarding FDA clearance or approval in the United States, including the risk that our products may not be approved for use under all of the circumstances requested, which could limit the uses of our products and adversely impact potential product sales, and that such clearance or approval may require costly, post-marketing follow-up studies. If we fail to comply with applicable foreign regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.
If we do not achieve our projected development goals in the time frames we announce and expect, the commercialization of our product candidates may be delayed and, as a result, our stock price may decline.
     From time to time, we may estimate and publicly announce the timing anticipated for the accomplishment of various clinical, regulatory and other product development goals, which we sometimes refer to as milestones. These milestones may include an Investigational Device Exemption application to commence our enrollment of patients in our clinical trials, the release of data from our clinical trials, receipt of clearances or approvals from regulatory authorities, other clinical and regulatory events or the launch of new products. These estimates are based on a variety of assumptions. The actual timing of these milestones can vary dramatically compared to our estimates, in some cases for reasons beyond our control. If we do not meet these milestones as publicly announced, the commercialization of our products may be delayed and, as a result, our stock price may decline.
Our manufacturing facilities, and those of our suppliers, must comply with applicable regulatory requirements. Failure of our manufacturing facilities to comply with quality requirements would harm our business and our results of operations.

     Our manufacturing facilities and processes are subject to periodic inspections and audits by various U.S. federal, U.S. state and foreign regulatory agencies. For example, our facilities have been inspected by State of California regulatory authorities pursuant to granting a California Device Manufacturing License and by the FDA. Additionally, to market products in Europe, we are required to maintain ISO 13485:2003 certification and are subject to periodic surveillance audits. We are currently ISO 13485:2003 certified; however, our failure to maintain necessary regulatory approvals for our manufacturing facilities could prevent us from manufacturing and selling our products.
     Additionally, our manufacturing processes and, in some cases, those of our suppliers are required to comply with FDA’s Quality System Regulation, or QSR, which covers the procedures and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of our products, including the PAS-Port and C-Port systems. We are also subject to similar state requirements and licenses. In addition, we must engage in extensive record keeping and reporting and must make available our manufacturing facilities and records for periodic inspections by governmental agencies, including FDA, state authorities and comparable agencies in other countries. If we fail a QSR inspection, our operations could be disrupted and our manufacturing interrupted. Failure to take adequate corrective action in response to an adverse QSR inspection could result in, among other things, a shut-down of our manufacturing operations, significant fines, suspension of product distribution or other operating restrictions, seizures or recalls of our devices and criminal prosecutions, any of which would cause our business to suffer. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with applicable regulatory requirements, which may result in manufacturing delays for our products and cause our revenue to decline.
     We may also be required to recall our products due to manufacturing supply defects. If we issue recalls of our products in the future, our revenue and business could be harmed.
If we are unable to establish sales and marketing capabilities or enter into and maintain arrangements with third parties to market and sell our products, our business may be harmed.
     We have limited experience as a company in the sale, marketing and distribution of our products. Century Medical is responsible for marketing and commercialization of the PAS-Port system in Japan. To promote our current and future products in the United States and Europe, we must develop our sales, marketing and distribution capabilities or make arrangements with third parties to perform these services. Competition for qualified sales personnel is intense. Developing a sales force is expensive and time consuming and could delay any product launch. We may be unable to establish and manage an effective sales force in a timely or cost-effective manner, if at all, and any sales force we do establish may not be capable of generating sufficient demand for our products. We have entered into arrangements with third parties to perform sales and marketing services, which may result in lower product sales than if we directly marketed and sold our products. We expect to rely on third-party distributors for substantially all of our international sales. If we are unable to establish adequate sales and marketing capabilities, independently or with others, we may not be able to generate significant revenue and may not become profitable. For our microcutter products, we will have to compete for sales and acceptance of our products against two large companies, Johnson & Johnson and Covidien, with large sales forces and dominant market positions.
Lack of third-party coverage and reimbursement for our products could delay or limit their adoption.
     We may experience limited sales growth resulting from limitations on reimbursements made to purchasers of our products by third-party payors, and we cannot assure you that our sales will not be impeded and our business harmed if third-party payors fail to provide reimbursement that hospitals view as adequate.
     In the United States, our products will be purchased primarily by medical institutions, which then bill various third-party payors, such as the Centers for Medicare & Medicaid Services, or CMS, which administer the Medicare program, and other government programs and private insurance plans, for the health care services provided to their patients. The process involved in applying for coverage and incremental reimbursement from CMS is lengthy and expensive. Under current CMS reimbursement policies, CMS offers a process to obtain add-on payment for a new medical technology when the existing Diagnosis-Related Group, or DRG, prospective payment rate is inadequate. To obtain add-on payment, a technology must be considered “new,” demonstrate substantial improvement in care and exceed certain payment thresholds. Add-on payments are made for no less than two years and no more than three years. We must demonstrate the safety and effectiveness of our technology to the FDA in addition to CMS requirements before add-on payments can be made. Further, Medicare coverage is based on our ability to demonstrate the treatment is “reasonable and necessary” for Medicare beneficiaries. In November 2006, CMS denied our request for an add-on payment with respect to our C-Port systems. According to CMS, we met the “new” criteria and exceeded the payment threshold but did not in their view demonstrate substantial improvement in care. Even if our products receive FDA and other regulatory clearance or approval, they may not be granted coverage and reimbursement in the foreseeable future, if at all. Moreover, many private payors look to CMS in setting their reimbursement policies and amounts. If CMS or other agencies limit coverage or decrease or limit reimbursement payments for doctors and hospitals, this may affect coverage and reimbursement determinations by many private payors.
     We cannot assure you that CMS will provide coverage and reimbursement for our products. If a medical device does not receive incremental reimbursement from CMS, then a medical institution would have to absorb the cost of our products as part of the cost of the procedure in which the products are used. Acute care hospitals are now generally reimbursed by CMS for inpatient operating costs under a Medicare hospital inpatient prospective payment system. Under the Medicare hospital inpatient prospective payment system, acute care hospitals receive a fixed payment amount for each covered hospitalized patient based upon the DRG to which the inpatient stay is assigned, regardless of the actual cost of the services provided. At this time, we do not know the extent to which medical institutions would consider insurers’ payment levels adequate to cover the cost of our products. Failure by hospitals and physicians to receive an amount that they consider to be adequate reimbursement for procedures in which our products are used could deter them from purchasing our products and limit our revenue growth. In addition, pre-determined DRG payments may decline over time, which could deter medical institutions from purchasing our products. If medical institutions are unable to justify the costs of our products, they may refuse to purchase them, which would significantly harm our business.
We have limited data regarding the safety and efficacy of the PAS-Port and C-Port systems. Any data that is generated in the future may not be positive or consistent with our existing data, which would affect market acceptance and the rate at which our devices are adopted.
     The C-Port and PAS-Port systems are innovative products, and our success depends upon their acceptance by the medical community as safe and effective. An important factor upon which the efficacy of the C-Port and PAS-Port systems will be measured is long-term data regarding the duration of patency, or openness, of the artery or the graft vessel. Equally important will be physicians’ perceptions of the safety of our products. Our technology is relatively new in cardiac bypass surgery, and the results of short-term clinical experience of the C-Port and PAS-Port systems do not necessarily predict long-term clinical benefit. We believe that physicians will compare long-term patency for the C-Port and PAS-Port devices against alternative procedures, such as hand-sewn anastomoses. If the long-term rates of patency do not meet physicians’ expectations, or if physicians find our devices unsafe, the C-Port and PAS-Port systems may not become widely adopted and physicians may recommend alternative treatments for their patients. In addition, we have recently commenced U.S. commercialization of our C-Port and PAS-Port systems. Any adverse experiences of physicians using the C-Port and PAS-Port systems, or adverse outcomes to patients, may deter physicians from using our products and negatively impact product adoption.
     Our C-Port and PAS-Port systems were designed for use with venous grafts. Additionally, while our indications for use of the C-Port system cleared by the FDA refer broadly to grafts, we have studied the use of the C-Port systems only with venous grafts and not with arterial grafts. Using the C-Port systems with arterial grafts may not yield patency rates or material adverse cardiac event rates comparable to those found in our clinical trials using venous grafts, which could negatively affect market acceptance of our C-Port systems. In addition, the clips and staples deployed by our products are made of 316L medical-grade stainless steel, to which some patients are allergic. These allergies, especially if unknown or not previously diagnosed, may result in adverse reactions that negatively affect the patency of the anastomoses or the healing of the implants and may therefore adversely affect outcomes, particularly when compared to anastomoses performed with other materials, such as sutures. Additionally, in the event a surgeon, during the course of surgery, determines that it is necessary to convert to a hand-sewn anastomosis and to remove an anastomosis created by one of our products, the removal of the implants may result in more damage to the target vessel (such as the aorta or coronary artery) than would typically be encountered during removal of a hand-sewn anastomosis. Moreover, the removal may damage the target vessel to an extent that could further complicate construction of a replacement hand-sewn or automated anastomosis, which could be detrimental to patient outcome. These or other issues, if experienced, could limit physician adoption of our products.
     Even if the data collected from future clinical studies or clinical experience indicates positive results, each physician’s actual experience with our devices outside the clinical study setting may vary. Clinical studies conducted with the C-Port and PAS-Port systems have involved procedures performed by physicians who are technically proficient, high-volume users of the C-Port and PAS-Port systems. Consequently, both short- and long-term results reported in these studies may be significantly more favorable than typical results of practicing physicians, which could negatively impact rates of adoption of the C-Port and PAS-Port systems.
Any clinical trials that we may conduct may not begin on time, or at all, and may not be completed on schedule, or at all.
     The commencement or completion of any of our clinical trials may be delayed or halted for numerous reasons, including, but not limited to, the following:
•	the FDA or other regulatory authorities suspend or place on hold a clinical trial, or do not approve a clinical trial protocol or a clinical trial;

•	the data and safety monitoring committee of a clinical trial recommends that a trial be placed on hold or suspended;

•	patients do not enroll in clinical trials at the rate we expect;

•	patients are not followed-up at the rate we expect;

•	clinical trial sites decide not to participate or cease participation in a clinical trial;

•	patients experience adverse side effects or events related to our products;

•	patients die or suffer adverse medical effects during a clinical trial for a variety of reasons, which may not be related to our product candidates, including the advanced stage of their disease and other medical problems;

•	third-party clinical investigators do not perform our clinical trials on our anticipated schedule or consistent with the clinical trial protocol and good clinical practices, or other third-party organizations do not perform data collection and analysis in a timely or accurate manner;

•	regulatory inspections of our clinical trials or manufacturing facilities may, among other things, require us to undertake corrective action or suspend or terminate our clinical trials if investigators find us not to be in compliance with regulatory requirements;

•	third-party suppliers fail to provide us with critical components that conform to design and performance specifications;

•	the failure of our manufacturing processes to produce finished products that conform to design and performance specifications;

•	changes in governmental regulations or administrative actions;

•	the interim results of the clinical trial are inconclusive or negative;

•	pre-clinical or clinical data is interpreted by third parties in different ways; or

•	our trial design, although approved, is inadequate to demonstrate safety and/or efficacy.

     Clinical trials sometimes experience delays related to outcomes experienced during the course of the trials. For example, in our PAS-Port pivotal trial, we had an administrative hold of the trial related to an adverse event, which lasted approximately 72 hours while the adverse event was investigated. The data safety monitoring board subsequently concluded that there was no clear evidence that our device had caused the adverse event, and enrollment continued. While this event was resolved in a timely manner and did not result in any material delay in the trial, future similar or other types of events could lead to more significant delays or other effects in future trials.
     Clinical trials may require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Patient enrollment in clinical trials and completion of patient follow-up in clinical trials depend on many factors, including the size of the patient population, the nature of the trial protocol, the proximity of patients to clinical sites and the eligibility criteria for the study and patient compliance. For example, patients may be discouraged from enrolling in our clinical trials if the trial protocol requires them to undergo extensive post-treatment procedures to assess the safety and effectiveness of our product candidates, or they may be persuaded to participate in contemporaneous trials of competitive products. Delays in patient enrollment or failure of patients to continue to participate in a study may cause an increase in costs and delays or result in the failure of the trial.
     Our clinical trial costs will increase if we have material delays in our clinical trials or if we need to perform more or larger clinical trials than planned. Adverse events during a clinical trial could cause us to repeat a trial, terminate a trial or cancel an entire program.
If the third parties on whom we rely to conduct our clinical trials do not perform as contractually required or expected, we may not be able to obtain regulatory approval for or commercialize our product candidates.
     We do not have the ability to independently conduct clinical trials for our product candidates, and we must rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories, to conduct our clinical trials. In addition, we rely on third parties to assist with our pre-clinical development of product candidates. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their control, such as changes in regulations, delays in enrollment, and the like. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if these third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates on a timely basis, if at all.
Because one customer accounts for a substantial portion of our product sales, the loss of this significant customer would cause a substantial decline in our revenue.
     We derive a substantial portion of our revenue from sales to Century Medical, our distributor in Japan. The loss of Century Medical as a customer would cause a decrease in revenue and, consequently, an increase in net loss. For the three month periods ended September 30, 2010 and 2009, sales to Century Medical accounted for approximately 22% and 30%, respectively, of our total product sales. For fiscal years 2010 and 2009 sales to Century Medical accounted for approximately 23% and 15%, respectively, of our total product sales. We expect that Century Medical will continue to account for a substantial portion of our sales in the near term. As a result, if we lose Century Medical as a customer, our revenue and net loss would be adversely affected. In addition, other customers that have accounted for significant revenue in the past may not generate revenue in any future period. The failure to obtain new significant customers or additional orders from existing customers will materially affect our operating results.
If our competitors have products that are approved in advance of ours, marketed more effectively or demonstrated to be more effective than ours, our commercial opportunity will be reduced or eliminated and our business will be harmed.
     The market for anastomotic solutions and cardiac bypass products is competitive. Competitors include a variety of public and private companies that currently offer or are developing cardiac surgery products generally and automated anastomotic systems specifically that would compete directly with ours.

     We believe that the primary competitive factors in the market for medical devices used in the treatment of coronary artery disease include:
•	improved patient outcomes;

•	access to and acceptance by leading physicians;

•	product quality and reliability;

•	ease of use;

•	device cost-effectiveness;

•	training and support;

•	novelty;

•	physician relationships; and

•	sales and marketing capabilities.
     We may be unable to compete successfully on the basis of any one or more of these factors, which could have a material adverse affect on our business, financial condition and results of operations.
     A number of different technologies exist or are under development for performing anastomoses, including sutures, mechanical anastomotic devices, suture-based anastomotic devices and shunting devices. Currently, substantially all anastomoses are performed with sutures and, for the foreseeable future we believe that sutures will continue to be the principal alternative to our anastomotic products. Sutures are far less expensive than our automated anastomotic products, and other anastomotic devices may be less expensive than our own. Surgeons, who have been using sutures for their entire careers, may be reluctant to consider alternative technologies, despite potential advantages. Any resistance to change among practitioners could delay or hinder market acceptance of our products, which would have a material adverse effect on our business.
     Cardiovascular diseases may also be treated by other methods that do not require anastomoses, including, interventional techniques such as balloon angioplasty with or without the use of stents, pharmaceuticals, atherectomy catheters and lasers. Several of these alternative treatments are widely accepted in the medical community and have a long history of use. In addition, technological advances with other therapies for cardiovascular disease, such as drugs, or future innovations in cardiac surgery techniques could make other methods of treating these diseases more effective or lower cost than bypass procedures. For example, the number of bypass procedures in the United States and other major markets has declined in recent years and is expected to decline in the years ahead because competing treatments are, in many cases, far less invasive and provide acceptable clinical outcomes. Many companies working on treatments that do not require anastomoses may have significantly greater financial, manufacturing, marketing, distribution and technical resources and experience than we have. Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, pre-clinical testing, clinical trials, obtaining regulatory clearance or approval and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Our competitors may succeed in developing technologies and therapies that are more effective, better tolerated or less costly than any that we are developing or that would render our product candidates obsolete and noncompetitive. Our competitors may succeed in obtaining clearance or approval from the FDA and foreign regulatory authorities for their products sooner than we do for ours. We will also face competition from these third parties in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient enrollment for clinical trials and in acquiring and in-licensing technologies and products complementary to our programs or advantageous to our business.
     The Cardica Microcutter ES8, if it receives FDA clearance and is successfully launched, would compete in the market for laparoscopic stapling and cutting devices in the United States. We believe the principal competitive factors in the market for laparascopic staplers include:
•	reduced product size;

•	ease of use;

•	product quality and reliability;

•	multi-fire capability;

•	device cost-effectiveness;

•	degree of articulation;

•	physician relationships; and

•	sales and marketing capabilities.
     Two large competitors, Ethicon Endo-Surgery, part of Johnson & Johnson, and Covidien currently control over 80% of this market. Other large competitors in the laparoscopic device market include Stryker Endoscopy and Olympus which acquired another competitor, Gyrus Medical. Ethicon Endo-Surgery and Covidien, which recently acquired a small competitor, Power Medical, each have large direct sales forces in the U.S. and have been the largest participants in the market for single use disposable laparoscopic stapling devices for many years. Competing against large established competitors with significant resources may make establishing a market for our products difficult.
We are dependent upon a number of key suppliers, including single source suppliers, the loss of which would materially harm our business.
     We use or rely upon sole source suppliers for certain components and services used in manufacturing our products, and we utilize materials and components supplied by third parties with which we do not have any long-term contracts. In recent years, many suppliers have ceased supplying materials for use in implantable medical devices. We cannot assure you that materials required by us will not be restricted or that we will be able to obtain sufficient quantities of such materials or services in the future. Moreover, the continued use by us of materials manufactured by third parties could subject us to liability exposure. Because we do not have long-term contracts, none of our suppliers is required to provide us with any guaranteed minimum production levels.
     We cannot quickly replace suppliers or establish additional new suppliers for some of our components, particularly due to both the complex nature of the manufacturing process used by our suppliers and the time and effort that may be required to obtain FDA clearance or approval or other regulatory approval to use materials from alternative suppliers. Any significant supply interruption or capacity constraints affecting our facilities or those of our suppliers would have a material adverse effect on our ability to manufacture our products and, therefore, a material adverse effect on our business, financial condition and results of operations.
We have limited manufacturing experience and may encounter difficulties in increasing production to provide an adequate supply to customers.
     To date, our manufacturing activities have consisted primarily of producing moderate quantities of our marketed products for commercial sales in Japan, Europe and the United States. Production in increased commercial quantities will require us to expand our manufacturing capabilities and to hire and train additional personnel. We may encounter difficulties in increasing our manufacturing capacity and in manufacturing larger commercial quantities, including:
•	maintaining product yields;

•	maintaining quality control and assurance;

•	providing component and service availability;

•	maintaining adequate control policies and procedures; and

•	hiring and retaining qualified personnel.
     Difficulties encountered in increasing our manufacturing could have a material adverse effect on our business, financial condition and results of operations.
     The manufacture of our products is a complex and costly operation involving a number of separate processes and components. Shipment delays may negatively impact physicians’ and hospitals’ perception of our products and have a material adverse impact on our results of operations.
     In addition, the current unit costs for our products, based on limited manufacturing volumes, are very high, and it will be necessary to achieve economies of scale to become profitable. Certain of our manufacturing processes are labor intensive, and achieving significant cost reductions will depend in part upon reducing the time required to complete these processes. We cannot assure you that we will be able to achieve cost reductions in the manufacture of our products and, without these cost reductions, our business may never achieve profitability.
     We have considered, and will continue to consider as appropriate, manufacturing in-house certain components currently provided by third parties, as well as implementing new production processes. Manufacturing yields or costs may be adversely affected by the transition to in-house production or to new production processes, when and if these efforts are undertaken, which would materially and adversely affect our business, financial condition and results of operations.
If we fail to retain key personnel, including our executive management team, we may be unable to successfully develop or commercialize our products.
     Our business and future operating results depend significantly on the continued contributions of our key technical personnel and senior management, including those of our co-founder, CEO and President, Bernard Hausen, M.D., Ph.D. These services and individuals would be difficult or impossible to replace and none of these individuals is subject to a post-employment non-competition agreement. While we are subject to certain severance obligations to Dr. Hausen, either he or we may terminate his employment at any time and for any lawful reason or for no reason. Additionally, although we have key-person life insurance in the amount of $3.0 million on the life of Dr. Hausen, we cannot assure you that this amount would fully compensate us for the loss of Dr. Hausen’s services. The loss of key employees, the failure of any key employee to perform or our inability to attract and retain skilled employees, as needed, could materially adversely affect our business, financial condition and results of operations.
     As of November 30, 2010, we had 39 employees. Our business and future operating results depend significantly on our ability to attract and retain qualified management, manufacturing, technical, marketing, sales and support personnel for our operations. Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel. We will need to maintain an appropriate level of managerial, operational, financial and other resources to manage and fund our operations and clinical trials, continue our research and development activities and commercialize our products, and we expect our recent reductions in force will impair our ability to maintain or increase our product sales. It is possible that our management and scientific personnel, systems and facilities currently in place may not be adequate to maintain future operating activities, and we may be required to effect additional reductions in force.
We may in the future be a party to patent litigation and administrative proceedings that could be costly and could interfere with our ability to sell our products.
     The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights, and companies in the industry have used intellectual property litigation to gain a competitive advantage. We may become a party to patent infringement claims and litigation or interference proceedings declared by the U.S. Patent and Trademark Office to determine the priority of inventions. The defense and prosecution of these matters are both costly and time consuming. Additionally, we may need to commence proceedings against others to enforce our patents, to protect our trade secrets or know-how or to determine the enforceability, scope and validity of the proprietary rights of others. These proceedings would result in substantial expense to us and significant diversion of effort by our technical and management personnel.
     We are aware of patents issued to third parties that contain subject matter related to our technology. We cannot assure you that these or other third parties will not assert that our products and systems infringe the claims in their patents or seek to expand their patent claims to cover aspects of our products and systems. An adverse determination in litigation or interference proceedings to which we may become a party could subject us to significant liabilities or require us to seek licenses. In addition, if we are found to willfully infringe third-party patents, we could be required to pay treble damages in addition to other penalties. Although patent and intellectual property disputes in the medical device area have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include ongoing royalties. We may be unable to obtain necessary licenses on satisfactory terms, if at all. If we do not obtain necessary licenses, we may be required to redesign our products to avoid infringement, and it may not be possible to do so effectively. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling the C-Port or PAS-Port systems or any other product we may develop, which would have a significant adverse impact on our business.
Intellectual property rights may not provide adequate protection, which may permit third parties to compete against us more effectively.
     We rely upon patents, trade secret laws and confidentiality agreements to protect our technology and products. Our pending patent applications may not issue as patents or, if issued, may not issue in a form that will be advantageous to us. Any patents we have obtained or will obtain in the future might be invalidated or circumvented by third parties. If any challenges are successful, competitors might be able to market products and use manufacturing processes that are substantially similar to ours. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by consultants, vendors or former or current employees, despite the existence generally of confidentiality agreements and other contractual restrictions. Monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property will be adequate. In addition, the laws of many foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. To the extent that our intellectual property protection is inadequate, we are exposed to a greater risk of direct competition. In addition, competitors could purchase any of our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts or design around our protected technology. If our intellectual property is not adequately protected against competitors’ products and methods, our competitive position could be adversely affected, as could our business.
     We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. We require our employees, consultants and advisors to execute appropriate confidentiality and assignment-of-inventions agreements with us. These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties except in specific circumstances and that all inventions arising out of the individual’s relationship with us shall be our exclusive property. These agreements may be breached, and in some instances, we may not have an appropriate remedy available for breach of the agreements. Furthermore, our competitors may independently develop substantially equivalent proprietary information and techniques, reverse engineer our information and techniques, or otherwise gain access to our proprietary technology.
Our products face the risk of technological obsolescence, which, if realized, could have a material adverse effect on our business.
     The medical device industry is characterized by rapid and significant technological change. There can be no assurance that third parties will not succeed in developing or marketing technologies and products that are more effective than ours or that would render our technology and products obsolete or noncompetitive. Additionally, new, less invasive surgical procedures and medications could be developed that replace or reduce the importance of current procedures that use our products. Accordingly, our success will depend in part upon our ability to respond quickly to medical and technological changes through the development and introduction of new products. The relative speed with which we can develop products, complete clinical testing and regulatory clearance or approval processes, train physicians in the use of our products, gain reimbursement acceptance, and supply commercial quantities of products to the market are expected to be important competitive factors. Product development involves a high degree of risk, and we cannot assure you that our new product development efforts will result in any commercially successful products. We have experienced delays in completing the development and commercialization of our planned products, and there can be no assurance that these delays will not continue or recur in the future. Any delays could result in a loss of market acceptance and market share.
We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws and regulations and, if we are unable to fully comply with such laws, could face substantial penalties.
     Our operations may be directly or indirectly affected by various broad state and federal healthcare fraud and abuse laws, including the federal healthcare program Anti-Kickback Statute, which prohibits any person from knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, to induce or reward either the referral of an individual, or the furnishing or arranging for an item or service, for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs. Foreign sales of our products are also subject to similar fraud and abuse laws, including application of the U.S. Foreign Corrupt Practices Act. If our operations, including any consulting arrangements we may enter into with physicians who use our products, are found to be in violation of these laws, we or our officers may be subject to civil or criminal penalties, including large monetary penalties, damages, fines, imprisonment and exclusion from Medicare and Medicaid program participation. If enforcement action were to occur, our business and financial condition would be harmed.
We could be exposed to significant product liability claims, which could be time consuming and costly to defend, divert management attention, and adversely impact our ability to obtain and maintain insurance coverage. The expense and potential unavailability of insurance coverage for our company or our customers could adversely affect our ability to sell our products, which would adversely affect our business.
     The testing, manufacture, marketing, and sale of our products involve an inherent risk that product liability claims will be asserted against us. Additionally, we are currently training physicians in the United States on the use of our C-Port and PAS-Port systems. During training, patients may be harmed, which could also lead to product liability claims. Product liability claims or other claims related to our products, or their off-label use, regardless of their merits or outcomes, could harm our reputation in the industry, reduce our product sales, lead to significant legal fees, and result in the diversion of management’s attention from managing our business.
     Although we maintain product liability insurance in the amount of $5,000,000, we may not have sufficient insurance coverage to fully cover the costs of any claim or any ultimate damages we might be required to pay. We may not be able to obtain insurance in amounts or scope sufficient to provide us with adequate coverage against all potential liabilities. Any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage. Product liability claims in excess of our insurance coverage would be paid out of cash reserves, harming our financial condition and adversely affecting our operating results.
     Some of our customers and prospective customers may have difficulty in procuring or maintaining liability insurance to cover their operations and use of the C-Port or PAS-Port systems. Medical malpractice carriers are withdrawing coverage in certain states or substantially increasing premiums. If this trend continues or worsens, our customers may discontinue using the C-Port or PAS-Port systems and potential customers may opt against purchasing the C-Port or PAS-Port systems due to the cost or inability to procure insurance coverage.

We sell our systems internationally and are subject to various risks relating to these international activities, which could adversely affect our revenue.
     To date, a substantial portion of our product sales has been attributable to sales in international markets. By doing business in international markets, we are exposed to risks separate and distinct from those we face in our domestic operations. Our international business may be adversely affected by changing economic conditions in foreign countries. Because most of our sales are currently denominated in U.S. dollars, if the value of the U.S. dollar increases relative to foreign currencies, our products could become more costly to the international customer and, therefore, less competitive in international markets, which could affect our results of operations. Engaging in international business inherently involves a number of other difficulties and risks, including:
•	export restrictions and controls relating to technology;

•	the availability and level of reimbursement within prevailing foreign healthcare payment systems;

•	pricing pressure that we may experience internationally;

•	required compliance with existing and changing foreign regulatory requirements and laws;

•	laws and business practices favoring local companies;

•	longer payment cycles;

•	difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

•	political and economic instability;

•	potentially adverse tax consequences, tariffs and other trade barriers;

•	international terrorism and anti-American sentiment;

•	difficulties and costs of staffing and managing foreign operations; and

•	difficulties in enforcing intellectual property rights.
     Our exposure to each of these risks may increase our costs, impair our ability to market and sell our products and require significant management attention. We cannot assure you that one or more of these factors will not harm our business.
Our operations are currently conducted at a single location that may be at risk from earthquakes, terror attacks or other disasters.
     We currently conduct all of our manufacturing, development and management activities at a single location in Redwood City, California, near known earthquake fault zones. We have taken precautions to safeguard our facilities, including insurance, health and safety protocols, and off-site storage of computer data. However, any future natural disaster, such as an earthquake, or a terrorist attack, could cause substantial delays in our operations, damage or destroy our equipment or inventory and cause us to incur additional expenses. A disaster could seriously harm our business and results of operations. Our insurance does not cover earthquakes and floods and may not be adequate to cover our losses in any particular case.
If we use hazardous materials in a manner that causes injury, we may be liable for damages.
     Our research and development and manufacturing activities involve the use of hazardous materials. Although we believe that our safety procedures for handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from the use, storage, handling or disposal of these materials. We do not carry specific hazardous waste insurance coverage, and our property and casualty and general liability insurance policies specifically exclude coverage for damages and fines arising from hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, we could be held liable for damages or penalized with fines in an amount exceeding our resources, and our clinical trials or regulatory clearances or approvals could be suspended or terminated.
We may be subject to fines, penalties or injunctions if we are determined to be promoting the use of our products for unapproved or “off-label” uses.
     In relation to our products that have received FDA clearance or approval, our promotional materials and training methods regarding physicians will need to comply with FDA and other applicable laws and regulations. If the FDA determines that our promotional materials or training constitutes promotion of an unapproved use, it could request that we modify our training or promotional materials or subject us to regulatory enforcement actions, including the issuance of a warning letter, injunction, seizure, civil fine and/or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged and adoption of our products would be impaired.
Risks Related to Our Common Stock
We may not be able to maintain our listing on The NASDAQ Global Market, which would adversely affect the price and liquidity of our common stock.
     On June 25, 2010, we announced that we received a letter, dated June 21, 2010, from the Listing Qualifications Department of The NASDAQ Stock Market notifying us that we did not comply with the $50.0 million minimum market capitalization for continued listing on The NASDAQ Global Market set forth in NASDAQ Marketplace Rule 5450(b)(2)(A) or the Minimum Market Capitalization Standard. The NASDAQ Marketplace rules provide the Company with a grace period of 180 days, or until December 20, 2010 to regain compliance with the listing standards. On September 16, 2010, we received a letter from the Listing Qualifications Department of The NASDAQ Stock Market notifying us that we had regained compliance with the Minimum Market Capitalization Standard. However, even though we regained compliance with the listing requirements of The NASDAQ Global Market, there is no assurance that in the future we will continue to satisfy such listing requirements, with the result that our common stock may be delisted from that market.
     If our stock is delisted from The NASDAQ Global Market, we may still meet the listing requirements for the NASDAQ Capital Market, including the requirement to have a minimum of $1.0 million in stockholders’ equity. If we are unable to list on The NASDAQ Capital Market, it would likely be more difficult to trade in or obtain accurate quotations as to the market price of our common stock. Delisting of our common stock would materially and adversely affect the market price and market liquidity of our common stock and our ability to raise necessary capital.
The price of our common stock may continue to be volatile, and the value of an investment in our common stock may decline.
     An active and liquid trading market for our common stock may not develop or be sustained. Factors that could cause volatility in the market price of our common stock include, but are not limited to:
•	completion of development of our microcutter products, and the timing thereof;

•	market acceptance and adoption of our products;

•	regulatory clearance or approvals of our products;

•	volume and timing of orders for our products;

•	changes in earnings estimates, investors’ perceptions, recommendations by securities analysts or our failure to achieve analysts’ earning estimates;

•	quarterly variations in our or our competitors’ results of operations;

•	general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors;

•	the announcement of new products or product enhancements by us or our competitors;

•	announcements related to patents issued to us or our competitors and to litigation; and

•	developments in our industry.
     In addition, the stock prices of many companies in the medical device industry have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. These factors may materially and adversely affect the market price of our common stock.
The ownership of our common stock is highly concentrated, and your interests may conflict with the interests of our existing stockholders.
     Our executive officers and directors and their affiliates, together with other stockholders that own 5% or more of our outstanding common stock, beneficially owned approximately 41% of our outstanding common stock as of November 30, 2010. Accordingly, these stockholders have significant influence over the outcome of corporate actions requiring stockholder approval and continue to have significant influence over our operations. The interests of these stockholders may be different than the interests of other stockholders on these matters. This concentration of ownership could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our common stock.
Evolving regulation of corporate governance and public disclosure will result in additional expenses and continuing uncertainty.
     Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and The Nasdaq Stock Market rules are creating uncertainty for public companies. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional compliance costs we may incur or the timing of such costs. These new or changed laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by courts and regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Maintaining appropriate standards of corporate governance and public disclosure will result in increased general and administrative expenses and a diversion of management time and attention from product-generating and revenue-generating activities to compliance activities. In addition, if we fail to comply with new or changed laws, regulations and standards, regulatory authorities may initiate legal proceedings against us and our business and reputation may be harmed.
Our future operating results may be below securities analysts’ or investors’ expectations, which could cause our stock price to decline.
     The revenue and income potential of our products and our business model are unproven, and we may be unable to generate significant revenue or grow at the rate expected by securities analysts or investors. In addition, our costs may be higher than we, securities analysts or investors expect. If we fail to generate sufficient revenue or our costs are higher than we expect, our results of operations will suffer, which in turn could cause our stock price to decline. Our results of operations will depend upon numerous factors, including:

•	completion of development of our microcutter products, and the timing thereof;

•	FDA or other regulatory clearance or approval of our products;

•	demand for our products;

•	the performance of third-party contract manufacturers and component suppliers;

•	our ability to develop sales and marketing capabilities;

•	our ability to develop, introduce and market new or enhanced versions of our products on a timely basis; and

•	our ability to obtain and protect proprietary rights.
     Our operating results in any particular period may not be a reliable indication of our future performance. In some future quarters, our operating results may be below the expectations of securities analysts or investors. If this occurs, the price of our common stock will likely decline.
Anti-takeover defenses that we have in place could prevent or frustrate attempts to change our direction or management.
     Provisions of our certificate of incorporation and bylaws and applicable provisions of Delaware law may make it more difficult for or prevent a third party from acquiring control of us without the approval of our board of directors. These provisions:
•	limit who may call a special meeting of stockholders;

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon at stockholder meetings;

•	prohibit cumulative voting in the election of our directors, which would otherwise permit less than a majority of stockholders to elect directors;

•	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and

•	provide our board of directors with the ability to designate the terms of and issue a new series of preferred stock without stockholder approval.
     In addition, Section 203 of the Delaware General Corporation Law generally prohibits us from engaging in any business combination with certain persons who own 15% or more of our outstanding voting stock or any of our associates or affiliates who at any time in the past three years have owned 15% or more of our outstanding voting stock. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirors at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.
We may become involved in securities class action litigation that could divert management’s attention and harm our business.
     The stock market in general, the Nasdaq Global Market and the market for medical device companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Further, the market prices of securities of medical device companies have been particularly volatile. These broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could materially harm our financial condition and results of operations.
We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.
     We have paid no cash dividends on any of our classes of capital stock to date, and we currently intend to retain our future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain to our stockholders for the foreseeable future.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections of this prospectus entitled “Prospectus Summary” and “Risk Factors” and in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including, without limitation, any statements relating to:
•	any projections of earnings, revenue, sufficiency of cash resources or other financial items;

•	the plans and objectives of management for future operations;

•	proposed new products or development, licensing or collaborative arrangements;

•	future economic conditions or performance;

•	our expectations with respect to the clinical development of our product candidates, our clinical trials and the regulatory approval process;

•	the commercialization of our products;

•	our expectations with regard to adoption of our products;

•	total proceeds that we may realize under the Purchase Agreement; and

•	our expectations regarding our capital requirements, how long our current financial resources will last, and our needs for additional financing.
     In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” in this prospectus and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition. We hereby qualify all of our forward-looking statements by these cautionary statements.
     Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder pursuant to this prospectus. We intend to use the proceeds from any sales of our common stock to Aspire Capital for general corporate purposes, including the costs of research and development activities, both on-going and planned, and general and administrative expenses. The amounts and timing of our actual expenditures will depend on numerous factors, such as the progress of our product development and commercialization efforts and the amount of cash used by our operations. We may also use a portion of the net proceeds for the potential acquisition of, or investment in, businesses, products and technologies that are complementary to our own, although we are not currently planning or negotiating any such transactions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of shares to Aspire Capital. Accordingly, we will retain broad discretion over the use of these proceeds, if any.
THE ASPIRE CAPITAL TRANSACTION
     General
     On December 14, 2010, we entered into the Purchase Agreement, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10.0 million of our common stock over the term of the Purchase Agreement at purchase prices determined in accordance with the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital the Commitment Shares. Concurrently with entering into the Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements, as permissible and necessary to register under the Securities Act, the sale by Aspire Capital of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.
     As of November 30, 2010, there were 25,384,511 shares of our common stock outstanding (14,941,659 shares held by non-affiliates) excluding the Commitment Shares and the shares offered by Aspire Capital pursuant to this prospectus that Aspire Capital has not yet purchased from us. If all of such shares of our common stock offered hereby were issued and outstanding as of the date hereof, such shares would represent approximately 16% of the total shares of common stock outstanding or approximately 33% of the non-affiliate shares of common stock outstanding as of the date hereof. The number of shares of our common stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.
     Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering under the Securities Act 4,930,747 shares of our common stock, which includes 295,567 shares of common stock which have been issued to Aspire Capital as the Commitment Shares and 4,635,180 shares of common stock which we may issue to Aspire Capital after this registration statement is declared effective under the Securities Act. All 4,930,747 shares of common stock are being offered for sale by Aspire Capital pursuant to this prospectus.
     After the SEC has declared effective the registration statement of which this prospectus is a part, on any trading day on which the closing sale price of our common stock exceeds $1.00 per share, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice, directing Aspire Capital (as principal) to purchase up to (i) 100,000 shares of our common stock per trading day if the closing sale price of our common stock is above $1.00 per share, (ii) 200,000 shares of our common stock per trading day if the closing sale price of our common stock is above $2.25 per share and (iii) 300,000 shares of our common stock per trading day if the closing sale price of our common stock is above $3.50 per share, up to $10.0 million of our common stock in the aggregate at the Purchase Price, calculated by reference to the prevailing market price of our common stock, as more specifically described below. The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our common stock is less than the Floor Price. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

     Purchase Of Shares Under The Purchase Agreement
     Under the Purchase Agreement, on any trading day selected by us on which the closing sale price of our common stock exceeds $1.00 per share, we may direct Aspire Capital to purchase up to (i) 100,000 shares of our common stock per trading day if the closing sale price of our common stock is above $1.00 per share, (ii) 200,000 shares of our common stock per trading day if the closing sale price of our common stock is above $2.25 per share and (iii) 300,000 shares of our common stock per trading day if the closing sale price of our common stock is above $3.50 per share, for a period ending 24 months from the date of commencement of funding under the Purchase Agreement. We refer to the date on which this 24-month period ends as the Maturity Date. The Purchase Price of such shares is equal to the lesser of:
•	the lowest sale price of our common stock on the purchase date; or

•	the arithmetic average of the three lowest closing sale prices for our common stock during the twelve consecutive trading days ending on the trading day immediately preceding the purchase date.
     The Floor Price and the Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading day(s) used to compute the Purchase Price. We may deliver multiple purchase notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.
     Minimum Share Price
     Under the Purchase Agreement, the Company and Aspire Capital may not effect any sales of shares of our common stock pursuant to the Purchase Agreement on any business day that the closing sale price of our common stock is less than $1.00 per share, referred to as the Floor Price.
     Compliance with NASDAQ Global Market Rules
     The Purchase Agreement provides that the number of shares that may be sold pursuant to the Purchase Agreement shall be limited to 4,930,747 shares of our common stock, which is less than 19.99% of our outstanding shares of common stock as of the date of the Purchase Agreement and ensures compliance with the applicable listing requirements of The NASDAQ Global Market.
     Events of Default
     Generally, Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following events of default:
•	the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Aspire Capital for sale of our shares of common stock in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in and 365-day period;

•	the suspension from trading or failure of our common stock to be listed on our principal market for a period of three consecutive business days;

•	the delisting of our common stock from the Nasdaq Global Market, provided our common stock is not immediately thereafter trading on the Nasdaq Capital Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE AMEX Equities or OTC Bulletin Board;

•	our transfer agent’s failure to issue to Aspire Capital shares of our common stock that Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;

•	any breach by us of the representations, warranties or covenants contained in the Purchase Agreement or any related agreements if the breach could have a material adverse effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five business days;
•	if we become insolvent or are generally unable to pay our debts as they become due; or

•	any participation in insolvency or bankruptcy proceedings by or against us.
     Our Termination Rights
     The Purchase Agreement may be terminated by us at any time, at our discretion, without any cost to us. At the Maturity Date, if we have not sold to Aspire Capital the full $10.0 million of common stock issuable under the Purchase Agreement, we are entitled to receive a termination fee from Aspire Capital. This termination fee is equal to $496,553 multiplied by the Unfunded Amount Percentage, which is the percentage of the aggregate amount available under the Purchase Agreement that the Company does not receive from Aspire Capital during the term of the agreement. If Aspire Capital becomes obligated to pay the termination fee, it may choose to pay that fee in cash or in an equivalent value of Company shares.
     No Short-Selling or Hedging by Aspire Capital
     Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.
     Effect of Performance of the Purchase Agreement on Our Stockholders
     The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the shares registered in this offering. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 24 months from the date of this prospectus. The sale by Aspire Capital of a significant number of shares registered in this offering at any given time could cause the market price of our common stock to decline or to be highly volatile. Sales to Aspire Capital by us pursuant to the Purchase Agreement also may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us, as noted above.
     Amount of Potential Proceeds to be Received under the Purchase Agreement
     In connection with entering into the Purchase Agreement, we authorized the future sale to Aspire Capital of up to $10.0 million of our common stock. The number of shares ultimately offered for sale by Aspire Capital in this offering is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement. We believe that our existing cash and cash equivalents, together with the cash that we expect to generate from operations and expect to be able to access under the Purchase Agreement, will be sufficient to meet our anticipated cash needs to enable us to conduct our business substantially as currently conducted only through June 30, 2012. We have based our estimate on assumptions that may prove to be wrong, including assumptions with respect to the level of revenue from product sales, and we could exhaust our available financial resources sooner than we currently expect. Because we do not anticipate that we will generate sufficient product sales to achieve profitability for the foreseeable future, if at all, we need to raise substantial additional capital to finance our operations in the future, including capital in excess of the amount available under the Purchase Agreement. We do not currently have access to any committed sources of capital other than as contemplated by the Purchase Agreement, and the funds available pursuant to the Purchase Agreement represent an important element of our financing strategy. Accordingly, it is likely that we will elect to issue and sell to Aspire Capital the maximum number of shares available under the Purchase Agreement. However, the extent to which we ultimately sell and issue shares to Aspire Capital under the Purchase Agreement is dependent upon the trading price of our stock and the availability and terms of other financing alternatives.
     The following table sets forth the amount of proceeds we would receive from Aspire Capital from the sale of shares at varying purchase prices assuming all $10.0 million of our common stock is sold:

		Percentage of	Proceeds from the Sale
		Outstanding Shares	of Shares to Aspire
Assumed Average	Number of Shares to be	After Giving Effect to the	Capital Under the
Purchase Price	Sold if Full Purchase(1)	Sale to Aspire Capital(2)	Purchase Agreement
$1.00	4,635,180	15%	$4,635,180
$2.25	4,444,444	14%	$9,999,999
$3.00	3,333,333	11%	$9,999,999
$3.50	2,857,142	10%	$9,999,997
$4.00	2,500,000	9%	$10,000,000

(1)	Excludes the 295,567 shares issued as Commitment Shares.

(2)	The denominator is based on 25,384,511 shares outstanding as of November 30, 2010, plus the 295,567 shares previously committed to Aspire Capital and the number of shares set forth in the adjacent column which we would have sold to Aspire Capital. The numerator is based on the number of shares which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column that are registered for sale pursuant to the registration statement of which this prospectus is a part.

THE SELLING STOCKHOLDER
     This prospectus relates to the sale by the selling stockholder of shares of common stock that we have issued or may issue pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Registration Rights Agreement. For more information with respect to our Purchase Agreement with Aspire Capital, see “Prospectus Summary—The Offering” and “The Aspire Capital Transaction.”
     Pursuant to this prospectus, the selling stockholder may from time to time offer, sell or otherwise dispose of any or all of the shares that it acquires under the Purchase Agreement in the manner contemplated under “Plan of Distribution” in this prospectus (as supplemented and amended).
     The following table sets forth:
•	the name of the selling stockholder;

•	the number of shares of our common stock beneficially owned by the selling stockholder prior to this offering;

•	the percentage (if one percent or more) of common stock owned by the selling stockholder prior to this offering;

•	the number of shares of our common stock to be owned upon completion of this offering, assuming all such shares are sold; and

•	the percentage (if one percent or more) of common stock owned by the selling stockholder after this offering, assuming all such shares are sold.
     This table is prepared based on information supplied to us by the selling stockholder and reflects holdings as of December 14, 2010. Aspire Capital is not permitted to transfer any of its rights or obligations under the Purchase Agreement or the Registration Rights Agreement, and as used in this prospectus, the term “selling stockholder” includes only the selling stockholder listed below. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Number of
	Shares of Common Stock			Shares	Shares of Common
	Beneficially Owned Prior			Being	Stock Beneficially
	to Offering			Offered	Owned After Offering
Security Holder	Number		Percent (1)		Number	Percent
Aspire Capital Fund, LLC (2)	295,567	(3)	1.2%	(3)	0	0%

(1)	Applicable percentage of ownership is based on 25,384,511 shares of our common stock outstanding as of November 30, 2010, plus the 295,567 shares previously committed to Aspire Capital, together with securities exercisable or convertible into shares of common stock within sixty (60) days after November 30, 2010 for the selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to such securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Steven G. Martin, Erik J. Brown and Christos Komissopoulos, the principals of Aspire Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Aspire Capital. Messrs. Martin, Brown &

Komissopoulos have shared voting and investment power over the shares being offered under this prospectus. Aspire Capital is not a registered broker-dealer or an affiliate of a registered broker-dealer.

(3)	As of the date hereof, 295,567 shares of our common stock have been acquired by Aspire Capital under the Purchase Agreement, consisting of shares we issued to Aspire Capital as a commitment fee. The Company may elect in its sole discretion to sell to Aspire Capital up to an additional $10 million of our common stock under the Purchase Agreement, but Aspire Capital does not presently beneficially own those shares as determined in accordance with the rules of the SEC. The maximum number of additional shares that may by issued pursuant to the Purchase Agreement is 4,930,747 shares.
PLAN OF DISTRIBUTION
     The common stock offered by this prospectus is being offered by Aspire Capital, the selling stockholder. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:
•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for the common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.
     In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.
     Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. Aspire Capital has informed us that each such broker-dealer will receive commissions from Aspire Capital which will not exceed customary brokerage commissions.
     Aspire Capital is an “underwriter” within the meaning of the Securities Act.
     Neither we nor Aspire Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Aspire Capital, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information. Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount and other compensation to be received by any FINRA member or independent broker-dealer shall not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Securities Act Rule 415.

     We will pay all reasonable expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to our registration and related obligations in the Registration Rights Agreement. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Aspire Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
     Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.
     We have advised Aspire Capital that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.
     We may suspend the sale of shares by Aspire Capital pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
     This offering will terminate on the date that all shares offered by this prospectus have been sold by Aspire Capital.
LEGAL MATTERS
     The validity of the securities being offered hereby will be passed upon by Cooley LLP, Palo Alto, California.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Cardica. The SEC’s Internet site can be found at http://www.sec.gov. We maintain a website at http://www.cardica.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the information or documents listed below that we have filed with the SEC (Commission File No. 000- 51772):
•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 filed with the SEC on September 24, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 15, 2010;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 from our definitive proxy statement on Schedule 14A for our 2010 Annual Meeting of Stockholders, filed with the SEC on October 15, 2010;

•	our Current Reports on Form 8-K, filed with the SEC on August 20, 2010, November 16, 2010 and December 17, 2010; and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on February 2, 2006, including any amendments thereto or reports filed for the purposes of updating this description.
     We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
     We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Investor Relations, Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063. Our phone number is (650) 364-9975.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated costs and expenses payable by the registrant in connection with the common stock being registered. The selling stockholders will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$1,085
Accounting Fees and Expenses	30,000
Legal Fees and Expenses	125,000
Printing and miscellaneous expenses	20,000

Total	$176,085

Item 15. Indemnification of Directors and Officers.
     Our amended and restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available. Each director will continue to be subject to liability for any breach of the director’s duty of loyalty to us or our stockholders and for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for unlawful payment of dividends or stock repurchases or for any transaction in which the director derived an improper personal benefit. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
     Our amended and restated bylaws provide that we will indemnify our directors and executive officers, and may indemnify our other officers, employees and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under our amended and restated bylaws, we are also empowered to enter into indemnification agreements with our directors, officers and other agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. In addition, under our amended and restated bylaws, we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our Board of Directors, (iii) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the General Corporation Law of the State of Delaware or (iv) such indemnification is required to be made under our amended and restated bylaws. We have procured and intend to maintain a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.
     In June 2007, the registrant entered into a registration rights agreement with the purchasers of shares of common stock and warrants to purchase shares of common stock that provides for cross-indemnification in connection with registration of the registrant’s common stock and the common stock underlying warrants on behalf of such purchasers. In September 2009, the registrant also entered into a registration rights agreement with the purchasers of shares of common stock and warrants to purchase shares of common stock that provides for cross-indemnification in connection with registration of the registrant’s common stock and the common stock underlying warrants on behalf of such purchasers. In addition, in August 2010, the registrant entered into a registration rights agreement with Intuitive Surgical Operations, Inc., or Intuitive Surgical, that provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of Intuitive Surgical (or its permitted transferees to whom registration rights are transferred). Furthermore, the common stock purchase agreement and the registration rights agreement the registrant entered into with Aspire Capital Fund, LLC, or Aspire Capital, in December 2010 provides for cross-indemnification in connection with the registration of the registrant’s common stock on behalf of Aspire Capital and the entering into of the transactions contemplated by the common stock purchase agreement and the registration rights agreement.
     The indemnification provisions noted above may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.

Exhibit Number	Exhibits
3.1(1)	Amended and Restated Certificate of Incorporation of Cardica, Inc. as currently in effect.

3.2(2)	Bylaws of Cardica, Inc. as currently in effect.

3.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation

3.4(4)	Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.1(5)	Specimen Common Stock Certificate.

5.1(7)	Opinion of Cooley llp.

10.24(6)	Stock Purchase Agreement, dated August 16, 2010, by and between Cardica, Inc. and Intuitive Surgical Operations, Inc.

10.25(6)	Registration Rights Agreement, dated August 17, 2010, by and between Cardica, Inc. and Intuitive Surgical Operations, Inc.

10.31(7)	Common Stock Purchase Agreement, dated as of December 14, 2010, by and between the Company and Aspire Capital Fund, LLC.

10.31.1	Disclosure Schedule to Common Stock Purchase Agreement, dated as of December 14, 2010.

10.32(7)	Registration Rights Agreement, dated as of December 14, 2010, by and between the Company and Aspire Capital Fund, LLC.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2(7)	Consent of Cooley llp (included in Exhibit 5.1).

24.1(7)	Power of Attorney (included on the signature pages hereto).

Keys to Exhibits:

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1/A on January 13, 2006 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on August 19, 2008 and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q on November 15, 2010 and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on November 16, 2010 and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1/A on February 1, 2006 and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on August 20, 2010 and incorporated herein by reference.

(7)	Previously filed as an exhibit to this Registration Statement on Form S-3 on December 15, 2010.

     Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     The undersigned undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on January 13, 2011.

Cardica, Inc.
By:	/s/ Bernard A. Hausen
Bernard A. Hausen, M.D., Ph.D.
President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ Bernard A. Hausen Bernard A. Hausen, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2011

/s/ Robert Y. Newell Robert Y. Newell	Chief Financial Officer (Principal Financial and Accounting Officer)	January 13, 2011

*	Director	January 13, 2011
Kevin T. Larkin

*	Director	January 13, 2011
Richard P. Powers

*	Director	January 13, 2011
Jeffrey L. Purvin

*	Director	January 13, 2011
John Simon, Ph.D.

*	Director	January 13, 2011
William H. Younger, Jr.

*By:	/s/ Robert Y. Newell
Robert Y. Newell
under Power of Attorney

Exhibit Number	Exhibits
3.1(1)	Amended and Restated Certificate of Incorporation of Cardica, Inc. as currently in effect.

3.2(2)	Bylaws of Cardica, Inc. as currently in effect.

3.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

3.4(4)	Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.1(5)	Specimen Common Stock Certificate.

5.1(7)	Opinion of Cooley llp.

10.24(6)	Stock Purchase Agreement, dated August 16, 2010, by and between Cardica, Inc. and Intuitive Surgical Operations, Inc.

10.25(6)	Registration Rights Agreement, dated August 17, 2010, by and between Cardica, Inc. and Intuitive Surgical Operations, Inc.

10.31(7)	Common Stock Purchase Agreement, dated as of December 14, 2010, by and between the Company and Aspire Capital Fund, LLC.

10.31.1	Disclosure Schedule to Common Stock Purchase Agreement, dated as of December 14, 2010.

10.32(7)	Registration Rights Agreement, dated as of December 14, 2010, by and between the Company and Aspire Capital Fund, LLC.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2(7)	Consent of Cooley llp (included in Exhibit 5.1).

24.1(7)	Power of Attorney (included on the signature pages hereto).

Keys to Exhibits:

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1/A on January 13, 2006 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on August 19, 2008 and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q on November 15, 2010 and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on November 16, 2010 and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1/A on February 1, 2006 and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on August 20, 2010 and incorporated herein by reference.

(7)	Previously filed as an exhibit to this Registration Statement on Form S-3 on December 15, 2010.